AMENDED AND RESTATED

                            STOCK PURCHASE AGREEMENT

                                      among

                                 JAMES F. SOFFE,

                                 JOHN D. SOFFE,

                              ANTHONY M. CIMAGLIA,

                                M. J. SOFFE CO.,

                             MJS ACQUISITION COMPANY

                                       and

                               DELTA APPAREL, INC.





                                 October 3, 2003


                                TABLE OF CONTENTS

                                                                                                               PAGE

ARTICLE 1  Purchase and Sale......................................................................................1
       1.1.  Purchase and Sale of the Stock.......................................................................2
       1.2.  Consideration for Purchase and Sale of the Stock.....................................................2
       1.3.  Cash Closing Payment.................................................................................2
       1.4.  Promissory Notes.....................................................................................2
       1.5.  EBITDA Earnout Amount................................................................................3
       1.6.  Return Rate Earnout Amount...........................................................................5
       1.7.  Payment of EBITDA Earnout Amounts and Return Rate Earnout Amounts....................................6
       1.8.  Pro Rata Payments to Shareholders....................................................................8

ARTICLE 2  Closing The Transaction................................................................................8
       2.1.  Closing..............................................................................................8
       2.2.  Shareholders' Deliveries at Closing..................................................................8
       2.3.  The Buyer's Deliveries at Closing...................................................................10
       2.4.  Delta's Deliveries at Closing.......................................................................11

ARTICLE 3  Representations and Warranties of the Shareholders and the Company....................................11
       3.1.  Shareholders; Company; Entry Into Agreements........................................................12
       3.2.  Financial Information...............................................................................13
       3.3.  Stock...............................................................................................15
       3.4.  Assets..............................................................................................16
       3.5.  Liabilities.........................................................................................20
       3.6.  Business............................................................................................21
       3.7.  No Brokers Fees; No Commissions.....................................................................26
       3.8.  HSR Act.............................................................................................26
       3.9.  Disclosure..........................................................................................27

ARTICLE 4  Representations and Warranties of Delta...............................................................27
       4.1.  Entry Into Agreements...............................................................................27
       4.2.  Delta Consents......................................................................................28
       4.3.  HSR Act.............................................................................................28
       4.4.  Financial Information...............................................................................28
       4.5.  No Brokers Fees; No Commissions.....................................................................29
       4.6.  Assets..............................................................................................29
       4.7.  Liabilities.........................................................................................30
       4.8.  Business............................................................................................30
       4.9.  Funds for Acquisition; Not Insolvent................................................................31
       4.10.  Securities Filings.................................................................................32
       4.11.  Disclosure.........................................................................................32

ARTICLE 5  Representations and Warranties of the Buyer...........................................................32
       5.1.  Entry Into Agreements...............................................................................32
       5.2.  Buyer Consents......................................................................................33


       5.3.  Acquisition of Stock................................................................................33
       5.4.  No Brokers Fees; No Commissions.....................................................................34
       5.5.  Funds for the Acquisition; Not Insolvent............................................................34
       5.6.  Litigation..........................................................................................34
       5.7.  Compliance with Laws................................................................................34
       5.8.  Licenses............................................................................................34
       5.9.  Disclosure..........................................................................................34

ARTICLE 6  Conditions To Consummating The Transaction............................................................35
       6.1.  Joint Conditions....................................................................................35
       6.2.  Delta's and the Buyer's Conditions..................................................................35
       6.3.  Shareholders' and the Company's Conditions to Closing...............................................37

ARTICLE 7  Covenants to Satisfy Conditions and Consummate the Transaction........................................38
       7.1.  Joint Responsibilities..............................................................................38

ARTICLE 8  Covenants of the Sellers, the Buyer, and Delta........................................................38
       8.1.  Conduct of Business of the Company Pending Closing..................................................38
       8.2.  Disclosure Supplements..............................................................................39
       8.3.  Public Announcements................................................................................40
       8.4.  Employee Communications.............................................................................40
       8.5.  Access to Books, Records and Personnel..............................................................40
       8.6.  Consents, Approvals and Releases....................................................................40
       8.7.  No Solicitation.....................................................................................41
       8.8.  Discharge of Bonus Obligation.......................................................................41
       8.9.  Disclosure of Additional Information................................................................41
       8.10.  Nondisclosure......................................................................................41
       8.11.  Closing Financial Information......................................................................42

ARTICLE 9  Post-Closing Agreements...............................................................................42
       9.1.  Further Actions.....................................................................................42
       9.2.  Inspection of Records; Back-up......................................................................42
       9.3.  Tax Matters.........................................................................................42
       9.4.  Indemnification for Officers and Directors..........................................................43
       9.5.  Maintenance of Employee Benefits....................................................................43
       9.6.  WARN................................................................................................44
       9.7.  Accounts Receivable.................................................................................44
       9.8.  Corporate Name......................................................................................44


ARTICLE 10  Indemnification......................................................................................45
       10.1.  Survival; Etc......................................................................................45
       10.2.  Indemnities........................................................................................46
       10.3.  Limitations on Indemnities.........................................................................48
       10.4.  Notice and Opportunity to Defend...................................................................49
       10.5.  Delays or Omissions, Etc...........................................................................50
       10.6.  Indemnification Payment as Purchase Price Adjustment...............................................50


       10.7.  Duty to Mitigate...................................................................................51
       10.8.  Net Indemnifiable Losses...........................................................................51
       10.9.  Exclusive Remedy...................................................................................51
       10.10.  Pro Rata Liability of Shareholders................................................................52

ARTICLE 11  Termination..........................................................................................53
       11.1.  Reasons for Termination............................................................................53
       11.2.  Notice of Problems.................................................................................54
       11.3.  Delta and Buyer Termination Procedure..............................................................54
       11.4.  Shareholders' Termination Procedure................................................................54
       11.5.  Effect of Termination..............................................................................54

ARTICLE 12  Guaranty.............................................................................................55
       12.1.  Guaranty Obligations...............................................................................55

ARTICLE 13  Miscellaneous........................................................................................56
       13.1.  Entire Agreement...................................................................................56
       13.2.  Waiver and Amendment...............................................................................56
       13.3.  Partial Invalidity.................................................................................56
       13.4.  Governing Law; Mediation; Jurisdiction.............................................................56
       13.5.  Successors and Assigns.............................................................................57
       13.6.  Notices, Etc.......................................................................................57
       13.7.  No Third Party Beneficiary, Etc....................................................................58
       13.8.  Counterparts.......................................................................................58
       13.9.  Definitions; Interpretation........................................................................59
       13.10.  Expenses..........................................................................................59
       13.11.  Confidentiality...................................................................................59
       13.12   Shareholder Acknowledgement.......................................................................59



EXHIBIT A  Shareholder Information..............................................................................A-1

EXHIBIT B  Indebtedness Target..................................................................................B-1

EXHIBIT C  EBITDA Earnout.......................................................................................C-1

EXHIBIT D  Return Rate Earnout..................................................................................D-1

EXHIBIT E  Form of Shareholders' Closing Certificate............................................................E-1

EXHIBIT F  Employment Agreements................................................................................F-1

EXHIBIT G  Form of Buyer's Closing Certificate..................................................................G-1

EXHIBIT H  Form of Delta's Closing Certificate..................................................................H-1

EXHIBIT I  Exchange Agreement...................................................................................I-1



EXHIBIT J  DC Lease.............................................................................................J-1

EXHIBIT K  Guaranty.............................................................................................K-1

EXHIBIT L  Definitions..........................................................................................A-2

SCHEDULES:

Sellers' Disclosure Schedule
Delta's Disclosure Schedule
Buyer's Disclosure Schedule
Schedule X - EBITDA Methodologies for Company's Opening Balance Sheet

                              AMENDED AND RESTATED
                            STOCK PURCHASE AGREEMENT

     THIS AMENDED AND RESTATED STOCK PURCHASE AGREEMENT (this "AGREEMENT") is entered into as of October 3, 2003, by and among Delta Apparel, Inc., a Georgia corporation ("DELTA") and MJS Acquisition Company, a North Carolina corporation (the "BUYER"), on the one hand, and M. J. Soffe Co., a North Carolina corporation (the "COMPANY"), and the shareholders of the Company, James F. Soffe, John D. Soffe and Anthony M. Cimaglia (collectively, the "SHAREHOLDERS"), on the other hand. The Company and the Shareholders are sometimes collectively referred to herein as the "SELLERS."

                                 R E C I T A L S

A. The Company is engaged in the business of manufacturing, marketing and selling casual and athletic apparel (the "BUSINESS").

B. The Shareholders own all of the issued and outstanding shares of capital stock of the Company (collectively, the "STOCK"), consisting in the aggregate of six hundred (600) shares of common stock, par value $100 per share.

C. The Shareholders, the Company, and Delta entered into that certain Stock Purchase Agreement (the "ORIGINAL STOCK PURCHASE AGREEMENT"), dated as of July 3, 2003, pursuant to which the Shareholders agreed to sell, and Delta agreed to purchase, the Stock on the terms and subject to the conditions set forth in the Original Stock Purchase Agreement.

D. Delta has caused Buyer, a wholly-owned subsidiary of Delta, to be formed under the laws of the State of North Carolina for the purpose of consummating the acquisition of the Stock.

E. The Shareholders, the Company, and Delta desire to amend certain provisions of the Original Stock Purchase Agreement to, among other things, provide for the acquisition by Buyer of the Stock.

F. Buyer desires to become a party to this Agreement and to purchase the Stock on the terms and subject to the conditions of this Agreement.

                                A G R E E M E N T

         In consideration of the premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties agree that the Original Stock Purchase Agreement is hereby amended and restated in its entirety as follows:

                                   ARTICLE 1

                                PURCHASE AND SALE

     1.1. Purchase and Sale of the Stock. Upon the terms and subject to the conditions contained herein, and in reliance on the representations, warranties and agreements of the parties contained herein, at the Closing, each Shareholder shall sell, convey, transfer, assign and deliver to the Buyer, and the Buyer shall purchase from each Shareholder, all the shares of Stock owned by each Shareholder and set forth opposite such Shareholder's name on Exhibit A hereto under the caption "Shares Sold," which Stock represents all of the issued and outstanding shares of capital stock of the Company.

     1.2. Consideration for Purchase and Sale of the Stock. As consideration for the sale of the Stock, the Buyer shall deliver, at the times and in accordance with the provisions of Sections 1.3, 1.4, 1.5, 1.6, and 1.7, the following aggregate consideration (the "PURCHASE PRICE"):

          (a) The Cash Closing Payment described in Section 1.3;

          (b) The Promissory Notes described in Section 1.4;

          (c) The EBITDA Earnout Amounts (if any) described in Section 1.5; and

          (d) The Return Rate Earnout Amounts (if any) described in Section 1.6.

     1.3. Cash Closing Payment. At the Closing, the Buyer shall deliver to the Shareholders, by wire transfer of immediately-available funds to the account(s) previously designated in writing by the Shareholders to the Buyer, the aggregate amount of Forty Million Dollars ($40,000,000) (the "CASH CLOSING PAYMENT"), subject to adjustment as follows:

          (a) The Cash Closing Payment shall be decreased, on a dollar-for-dollar basis, by the amount by which the Closing Date Indebtedness exceeds the applicable Indebtedness Target set forth on Exhibit B; and

          (b)   The   Cash   Closing   Payment   shall   be   increased,   on  a
     dollar-for-dollar basis, by the amount by which the applicable Indebtedness Target set forth on Exhibit B hereto exceeds Closing Date Indebtedness.

The amount of Closing Date Indebtedness shall be determined based on pay-off letters reasonably acceptable to the Buyer and the Sellers, and at Closing the Buyer shall pay, or cause the Company to pay from funds provided by the Buyer or borrowings incurred at Closing, all Closing Date Indebtedness to the creditor(s) of such Closing Date Indebtedness.

     1.4. Promissory Notes. At the Closing, the Buyer shall execute and deliver in favor of the Shareholders one or more subordinated promissory notes in the aggregate principal amount of Eight Million Dollars ($8,000,000) (the "PROMISSORY NOTES") in form and substance reasonably acceptable to the Buyer and the Shareholders. The Promissory Notes shall be secured by a lien on all the assets and properties of the Company and the Buyer (which lien shall be subordinate only to the lien of the Senior Lender) and a pledge of the Stock and all of the issued and outstanding shares of capital stock of the Buyer (the "BUYER'S STOCK") to the Shareholders (which lien shall be subordinate only to the lien of the Senior Lender and only if the Senior Lender takes a pledge of the Stock and the Buyer's Stock) pursuant to the terms of one or more security and/or pledge agreements in form and substance reasonably satisfactory to the Shareholders and the Buyer, and the Guaranty (the "SECURITY DOCUMENTS"). The indebtedness evidenced by the Promissory Notes shall be subordinate and junior in right of payment to the Senior Indebtedness on terms reasonably acceptable to the Shareholders. Subject to the provisions of Section 10.9 of this Agreement, the Buyer shall have the right to setoff against the Promissory Notes the amount of any Claims of the Buyer pursuant to Section 10.2(a) of this Agreement.

     1.5. EBITDA Earnout Amount. As additional consideration for the Stock, the Buyer shall pay, at the times and in accordance with the provisions of this
Section 1.5 and the provisions of Section 1.7, to the Shareholders the following amounts, if earned according to the terms set forth below (the "EBITDA EARNOUT AMOUNTS"):

          (a) For Bonus Year 2004, if EBITDA is greater than $10,200,000, the Buyer shall pay to the Shareholders the amount set forth under the headings "Bonus Year 2004" and "Aggregate EBITDA Earnout" on Exhibit C attached hereto that corresponds to the applicable EBITDA of the Company set forth under the headings "Bonus Year 2004" and "EBITDA."

          (b) For Bonus Year 2005, if EBITDA is greater than $10,700,000, the Buyer shall pay to the Shareholders the amount set forth under the headings "Bonus Year 2005" and "Aggregate EBITDA Earnout" on Exhibit C attached hereto that corresponds to the applicable EBITDA of the Company set forth under the headings "Bonus Year 2005" and "EBITDA."

          (c) For Bonus Year 2006, if EBITDA is greater than $11,200,000, the Buyer shall pay to the Shareholders the amount set forth under the headings "Bonus Year 2006" and "Aggregate EBITDA Earnout" on Exhibit C attached hereto that corresponds to the applicable EBITDA of the Company set forth under the headings "Bonus Year 2006" and "EBITDA."

          (d) If the EBITDA of the Company for any of Bonus Years 2004, 2005, or 2006 ("ACTUAL EBITDA") exceeds an amount set forth under the heading "EBITDA" on Exhibit C for such twelve-month period (the "THRESHOLD EBITDA") but is less than the next greatest EBITDA amount set forth under the heading "EBITDA" on Exhibit C for such fiscal year (the "HIGHER EBITDA"), the Buyer shall pay to the Shareholders (1) the amount set forth under the heading "Aggregate EBITDA Earnout" on Exhibit C that corresponds to the Threshold EBITDA (the "THRESHOLD EBITDA EARNOUT"), plus (2) the Prorated EBITDA Earnout. The "PRORATED EBITDA Earnout" shall be an amount equal to the Prorated EBITDA Amount multiplied by the EBITDA Ratio. The "PRORATED EBITDA AMOUNT" shall be an amount equal to the difference between (y) the amount set forth under the heading "Aggregate EBITDA Earnout" that corresponds to the Higher EBITDA and (z) the amount set forth under the heading

     "Aggregate EBITDA Earnout" that corresponds to the Threshold EBITDA. The "EBITDA RATIO" shall be a ratio, the numerator of which shall be the difference between the Actual EBITDA and the Threshold EBITDA, and the denominator of which shall be the difference between the Higher EBITDA and the Threshold EBITDA.

          (e) In no event shall the EBITDA Earnout Amount for any of Bonus Years 2004, 2005 or 2006 exceed Two Million Dollars ($2,000,000), or the aggregate EBITDA Earnout Amounts for Bonus Years 2004, 2005, and 2006 exceed Six Million Dollars ($6,000,000).

          (f) When calculating EBITDA for purposes of this Section 1.5, there will be no "carry-forwards" or "carry-backs" of unused EBITDA from one twelve-month period to another twelve-month period. Likewise, there will be no "clawbacks" of any EBITDA Earnout Amount earned in one twelve-month period due to failure to meet the EBITDA target for another twelve-month period.

          (g) The parties agree that EBITDA shall be calculated to reflect the continued, ordinary course, independent operation of the Company, and no new or increased costs or expenses shall be charged to the calculation of EBITDA, except such reasonable costs and expenses as are incurred in the Ordinary Course of Business of the Company; provided, however, that if the Shareholders determine in their reasonable good faith judgment that they would not have incurred any such new or increased cost or expense, then such new cost and/or expense shall not be charged to the calculation of EBITDA hereunder. Notwithstanding the foregoing, the following costs and expenses shall not be charged to the calculation of EBITDA for purposes of this Section 1.5 or for purposes of calculating the Return Rate under
     Section 1.6: (1) management fees or administrative or overhead charges charged to the Company or the Business of the Company by the Buyer, Delta, or any other of the Buyer's Affiliates (except for a management fee charged by Delta that shall not exceed a maximum annual amount of $370,000 (the "MANAGEMENT FEE")), (2) compensation to any new executive officers of the Company or the Buyer (i.e. an individual not currently an executive officer of the Company) (except for reasonable compensation for any new executive officer who is appointed upon the death, removal or resignation of an executive officer serving the Company on the Closing Date (such compensation not to exceed the annual compensation of such deceased, removed or resigned executive officer)), (3) the payment of any EBITDA Earnout Amount or Return Rate Earnout Amount, (4) the bonuses based on EBITDA set forth in the Employment Agreements and any increased benefits costs associated therewith, (5) any costs and expenses related to the negotiation and closing of the transactions contemplated by this Agreement or any Related Agreement or the Merger, (6) any new or increased opening balance sheet reserves, or (7) any costs triggered by changes in employee benefit plans and programs (including costs to terminate plans). Notwithstanding the foregoing, the following costs and expenses may be charged to the calculation of EBITDA for purposes of this Section 1.5 and for purposes of calculating the Return Rate under Section 1.6:

               (i) the Management Fee; and

               (ii) subject to a maximum  aggregate  annual  amount of $375,000:
          (A) additional costs to comply with applicable securities laws, rules and regulations and the listing requirements of the American Stock Exchange, and (B) reasonable compensation (including salary, bonuses, and costs of retirement, insurance and fringe benefits) for one new executive officer who shall provide services with respect to transition matters following the Closing. Further, notwithstanding the foregoing, nothing contained herein shall be construed to limit the Buyer's or Delta's authority to allocate management fees or administrative, overhead, or other charges to the Company or the Business of the Company for purposes other than the calculation of EBITDA and Return Rate hereunder, to consolidate the Company with the Buyer or Delta or any subsidiary of Delta for accounting purposes, or to change accounting methods or principles for purposes other than the calculation of EBITDA and Return Rate; provided, however, that in the event that the Buyer or Delta allocates management fees or administrative, overhead, or other charges to the Company or the Business of the Company, consolidates the Company with the Buyer or Delta or any subsidiary of Delta, or changes the accounting methods or principles of the Company, the Buyer and Delta shall maintain a separate set of books and records for the Company from which EBITDA and Return Rate hereunder can be calculated without such allocations, consolidations or changes. All matters related to costs and expenses that may or may not be charged to the calculation of EBITDA and Return Rate hereunder are subject to challenge and dispute by the Shareholders pursuant to the procedures set forth in Section 1.7 of this Agreement.

     1.6. Return Rate Earnout Amount. As additional consideration for the Stock, the Buyer shall pay, at the times and in accordance with the provisions of this
Section 1.6 and the provisions of Section 1.7, to the Shareholders the following amounts, if earned according to the terms set forth below (the "RETURN RATE EARNOUT AMOUNTS"):

          (a) For Bonus Year 2004, if the Return Rate is greater than 16.50%, the Buyer shall pay to the Shareholders the amount set forth under the headings "Bonus Year 2004" and "Aggregate Return Rate Earnout" on Exhibit D attached hereto that corresponds to the applicable Return Rate of the Company set forth under the headings "Bonus Year 2004" and "Return Rate."

          (b) For Bonus Year 2005, if the Return Rate is greater than 17.25%, the Buyer shall pay to the Shareholders the amount set forth under the headings "Bonus Year 2005" and "Aggregate Return Rate Earnout" on Exhibit D attached hereto that corresponds to the applicable Return Rate of the Company set forth under the headings "Bonus Year 2005" and "Return Rate."

          (c) For Bonus Year 2006, if the Return Rate is greater than 17.75%, the Buyer shall pay to the Shareholders the amount set forth under the headings "Bonus Year 2006" and "Aggregate Return Rate Earnout" on Exhibit D attached hereto that corresponds to the applicable Return Rate of the Company set forth under the headings "Bonus Year 2006" and "Return Rate."

          (d) If the Return Rate of the Company for any of Bonus Years 2004, 2005, or 2006 ("ACTUAL RETURN RATE") exceeds a Return Rate set forth under the heading "Return Rate" for such twelve-month period (the "THRESHOLD RETURN RATE") but is less than the next greatest Return Rate set forth under the heading "Return Rate" for such twelve-month period (the "HIGHER RETURN RATE"), the Buyer shall pay to the Shareholders (1) the amount set forth under the heading "Aggregate Return Rate Earnout" that corresponds to the Threshold Return Rate (the "THRESHOLD RETURN RATE EARNOUT"), plus (2) the Prorated Return Rate Earnout. The "PRORATED RETURN RATE EARNOUT" shall be an amount equal to the Prorated Return Rate Amount multiplied by the Return Rate Ratio. The "PRORATED RETURN RATE AMOUNT" shall be an amount equal to the difference between (y) the amount set forth under the heading "Aggregate Return Rate Earnout" that corresponds to the Higher

     Return Rate and (z) the amount set forth under the heading "Aggregate Return Rate Earnout" that corresponds to the Threshold Return Rate. The "RETURN RATE RATIO" shall be a ratio, the numerator of which shall be the difference between the Actual Return Rate and the Threshold Return Rate, and the denominator of which shall be the difference between the Higher Return Rate and the Threshold Return Rate.

          (e) In no event shall the Return Rate Earnout Amount for any of Bonus Years 2004, 2005 or 2006 exceed Two Million Dollars ($2,000,000), or the aggregate Return Rate Earnout Amounts for Bonus Years 2004, 2005, and 2006 exceed Six Million Dollars ($6,000,000).

     1.7. Payment of EBITDA Earnout Amounts and Return Rate Earnout Amounts.

          (a) Not later than five (5) days after Delta's Form 10-Q is due for the first quarter of each of Delta's fiscal years 2005, 2006 and 2007, the Buyer shall deliver to each of the Shareholders a written notice of the Buyer's calculation of EBITDA and the Return Rate for the applicable Bonus Year 2004, 2005 and 2006 (an "EARNOUT CALCULATION"). The Buyer shall make available to the Shareholders and the Shareholders' accountants the books, records, work papers, ledgers, back-up information and personnel of the Company which the Shareholders and the Shareholders' accountants reasonably require in order to examine the Earnout Calculation. Together with the Earnout Calculation for each year, the Buyer shall pay to the Shareholders (in cash or immediately available funds) the EBITDA Earnout Amount and the Return Rate Earnout Amount (together, the "ADDITIONAL CONSIDERATION"), if any, for such year. The Buyer's obligation to pay the Additional Consideration shall be secured by the Security Documents. The Additional Consideration, if not paid when due, shall bear interest at the pre-default rate set forth in the Promissory Notes, plus two percent (2%), from the date on which Delta's Form 10-Q was due following such year until such Additional Consideration has been paid in full.

          (b) Disputes with respect to any Earnout Calculation shall be resolved as follows:

               (i) The Shareholders shall have ninety (90) days after receipt of an Earnout Calculation (the "EARNOUT DISPUTE PERIOD") to assert that any of the elements of or amounts reflected on the Earnout Calculation (including, without limitation, new or increased costs and/or expenses) are not correct or appropriate under this Agreement, or that the Earnout Calculation was arrived at other than in accordance with the provisions of Sections 1.5, 1.6, and 1.7 (an "EARNOUT DISPUTE"). If the Shareholders (or any of them) have an Earnout Dispute, then the Shareholders (or any of them) shall give the Buyer (with a copy to Delta) written notice of such dispute (an "EARNOUT DISPUTE NOTICE") within the Earnout Dispute Period, setting forth in reasonable detail the items with which the Shareholders disagree, together with supporting calculations. Within thirty (30) days after delivery of such Earnout Dispute Notice, the Buyer and the Shareholders shall attempt to resolve such Earnout Dispute.

               (ii) If the Buyer and the  Shareholders are unable to resolve any
          Earnout Dispute within the thirty (30) day period after the Buyer's receipt of an Earnout Dispute Notice, the Buyer and the Shareholders shall jointly engage Deloitte & Touche LLP, or another mutually acceptable independent third party, to act as arbitrator with respect to the Earnout Dispute. The arbitration of any Earnout Dispute shall be conducted in Charlotte, North Carolina. In connection with the resolution of any Earnout Dispute, the arbitrator shall have access to all documents, records, work papers, facilities and personnel reasonably necessary to perform its function as arbitrator. The arbitrator's function shall be to resolve the Earnout Dispute regarding the Earnout Calculation, so that the items that are the subject of the Earnout Dispute conform to the requirements of Sections 1.5, 1.6, and 1.7. The arbitrator shall allow the Buyer and the Shareholders to present their respective positions regarding the Earnout Dispute and shall thereafter as promptly as possible provide the parties hereto a written determination of the Earnout Dispute. Such written determination shall be final and binding upon the parties hereto and not subject to appeal on any ground, and judgment may be entered on the award. Upon the resolution of all Earnout Disputes, the applicable Earnout Calculation shall be revised to reflect such resolution. The arbitrator shall promptly, and in any event within sixty (60) calendar days after the date of its appointment, render its decision on the question in writing and finalize the Earnout Calculation. The arbitrator may, at its discretion, conduct a conference concerning the Earnout Dispute with the Buyer and the Shareholders, at which conference each party shall have the right to present additional documents, materials and other information and to have present its advisors, counsel and accountants. In connection with such process, there shall be no hearings, oral examinations, testimony, depositions, discovery or other similar proceedings. The arbitrator shall determine the proportion of its fees and expenses to be paid by the Buyer and the Shareholders, based on the arbitrator's determination as to the degree to which it has accepted the positions of the respective parties. If the arbitrator determines that additional funds are due to the Sellers, the Buyer shall pay the additional amount within five (5) business days of the date on which the arbitrator rendered its decision, plus interest at the pre-default rate set forth in the Promissory Notes from the date on which Delta's Form 10-Q was due for the first quarter following the applicable Bonus Year 2004, 2005 or 2006 until such additional amount has been paid in full. Likewise, if the arbitrator determines that the Buyer overpaid the Additional Consideration for a year, the Shareholders shall refund to the Buyer the amount of the overpayment within five (5) business days of the date on which the arbitrator rendered its decision, plus interest at the pre-default rate set forth in the Promissory Note from the date on which the Buyer initially made the payment until such overpayment has been refunded in full (each Shareholder's obligation pursuant to this sentence shall be limited to a pro-rata portion of the overpayment based on his ownership percentage set forth on Exhibit A attached hereto).

               (iii)If the Shareholders do not deliver an Earnout Dispute Notice to the Buyer within the Earnout Dispute Period, the applicable Earnout Calculation delivered by the Buyer shall be deemed to have been accepted by the Shareholders in the form in which it was delivered by the Buyer and shall be final and binding upon the parties.

          (c) Each of the Shareholders, Delta, and the Buyer acknowledge and agree that the Shareholders' right to receive the Additional Consideration shall be subordinated and junior in right of payment to any Senior Indebtedness, but shall not be subordinated or junior in right of payment to any other obligations of Delta, the Buyer or the Company.

          (d) Subject to the provisions of Section 10.9 of this Agreement, the Buyer shall have the right to setoff against the Additional Consideration, if any, the amount of any Claims of the Buyer pursuant to Section 10.2(a) of this Agreement.

          (e) If the Company is subject to a Change in Control after the Closing, the maximum aggregate amount of the Additional Consideration for each Bonus Year 2004, 2005 and/or 2006 ending after the occurrence of the Change in Control shall be deemed earned upon the occurrence of the Change in Control and shall be due and payable to the Shareholders immediately upon such Change in Control.

     1.8. Pro Rata Payments to Shareholders. Each Shareholder shall be entitled to receive and shall be paid or provided with a pro rata portion of any cash amounts, Promissory Notes, Additional Consideration and other property that this Agreement requires to be paid or delivered to the Shareholders in their capacities as shareholders of the Company (as opposed to employees, consultants, or the owners of real or personal property being purchased or leased by the Buyer or the Company). The pro rata portion that each Shareholder shall be paid or provided with shall be determined by multiplying the amount of consideration required to be delivered pursuant to this Agreement by the percentage set forth opposite such Shareholder's name on Exhibit A hereto under the caption "Ownership Percentage."

                                   ARTICLE 2

                             CLOSING THE TRANSACTION

     2.1. Closing. On the third business day after the satisfaction or waiver of the conditions (other than execution or delivery of agreements, certificates, legal opinions or other instruments to be delivered at Closing) set forth in
Article 6 herein, and unless this Agreement has been terminated pursuant to the provisions of Article 11, the consummation of the sale and purchase of the Stock (the "CLOSING") shall take place at the offices of Poyner & Spruill LLP, located at 3600 Glenwood Avenue, Raleigh, North Carolina 27612, at 10:00 a.m., local time, or on such other date as shall be agreed upon by the Company, Delta, the Buyer and the Shareholders. The time and date of the Closing are referred to herein as the "CLOSING DATE."

     2.2. Shareholders' Deliveries at Closing. At the Closing, the Shareholders shall deliver, or cause to be delivered, to the Buyer or Delta, as applicable, the following items:

          (a) Stock Certificates. Certificates representing all of the shares of the Stock, accompanied by stock powers duly executed in blank and in a form acceptable for the transfer on the books of the Company.

          (b) Closing Certificate. A closing certificate duly executed by the Shareholders (the "SHAREHOLDERS' CLOSING CERTIFICATE") in the form attached as Exhibit E.

          (c) Proceedings and Documents. Copies of (i) the resolutions of the board of directors of the Company authorizing this Agreement, the Related Agreements to which the Company is a party, and the transactions and other acts contemplated either by this Agreement or the Related Agreements, certified by the Secretary or an Assistant Secretary of the Company, (ii) the articles of incorporation of the Company, certified by the Secretary of State of the State of North Carolina, (iii) the bylaws of the Company certified by the Secretary or an Assistant Secretary of the Company and
     (iv) an incumbency certificate, certified by the Secretary or an Assistant Secretary of the Company, certifying to the incumbency and signatures of the officers of the Company executing this Agreement and any Related Agreement.

          (d) Good Standing Certificates. Certificate(s) evidencing that the Company and its Subsidiaries are existing and in good standing (or the equivalent) under the laws of the jurisdiction of their incorporation or organization, together with a tax clearance letter (or the equivalent) from each such jurisdiction (each, a "COMPANY'S GOOD STANDING CERTIFICATE").

          (e) Opinion of Shareholders' Counsel. An opinion of Poyner & Spruill LLP, special counsel to the Shareholders, dated as of the Closing Date, in form and substance reasonably satisfactory to the parties.

          (f) Employment Agreements. Separate employment agreements, effective as of the Closing Date, between the Company and each of James F. Soffe, John D. Soffe and Anthony M. Cimaglia, in substantially the form attached hereto as Exhibit F (the "EMPLOYMENT AGREEMENTS").

          (g) Seller Consents. The Seller Consents.

          (h) Mutual Release. A mutual release between the Company, on the one hand, and the Shareholders, on the other hand, whereby each party releases all claims of every kind which it may have against the other for any liability related to the period on or prior to the Closing Date (except liabilities and claims under this Agreement or any Related Agreement, or claims arising from fraud or illegal activities, or claims for benefits accrued under the Company's Employee Plans or Benefit Arrangements), which release shall be in form and substance reasonably satisfactory to the parties.

          (i) Director Resignations. Written resignations of all directors of the Company, with such resignations to be effective immediately after Closing.

          (j) Intercreditor Agreement. If required by the Senior Lender, an intercreditor agreement among the Shareholders, the Senior Lender, the Company, Delta, and the Buyer in form and substance reasonably acceptable to the Shareholders, the Company, Delta, and the Buyer (if a party) (the "INTERCREDITOR AGREEMENT").

          (k) Exchange Agreement and DC Lease. The Exchange Agreement and the DC Lease.

          (l) Other Instruments. Such other instruments, documents or information, including the Related Agreements, that Delta or the Buyer reasonably requests in connection herewith and the transactions contemplated hereby, in form and substance reasonably satisfactory to Delta and the Buyer.

     2.3. The Buyer's Deliveries at Closing. At the Closing, the Buyer shall deliver, or cause to be delivered, the following items to the applicable Shareholder or the Shareholders:

          (a) Cash Closing Payment. The Cash Closing Payment.

          (b) Notes. The Promissory Notes.

          (c) Closing Certificate. A closing certificate duly executed by the Buyer (the "BUYER'S CLOSING CERTIFICATE") in the form attached as Exhibit G.

          (d) Opinion of the Buyer's Counsel. An opinion of Wyche, Burgess, Freeman and Parham, P.A., outside counsel to the Buyer, dated as of the Closing Date, in form and substance reasonably satisfactory to the parties.

          (e) Proceedings and Documents. Copies of (i) the resolutions of the board of directors of the Buyer authorizing this Agreement, the Related Agreements to which the Buyer is a party, and the transactions and other acts contemplated either by this Agreement or the Related Agreements, certified by the Secretary or an Assistant Secretary of the Buyer, (ii) the articles or certificate of incorporation of the Buyer, certified by the Secretary of State of the State of North Carolina, (iii) the bylaws of the Buyer certified by the Secretary or an Assistant Secretary of the Buyer and
     (iv) an incumbency certificate, certified by the Secretary or an Assistant Secretary of the Buyer, certifying to the incumbency and signatures of the officers of the Buyer executing this Agreement and any Related Agreement.

          (f) Good Standing Certificates. Certificate(s) evidencing that the Buyer is existing and in good standing (or the equivalent) under the laws of the jurisdiction of its incorporation, together with a tax clearance letter (or the equivalent) from such jurisdiction (each, a "BUYER'S GOOD STANDING CERTIFICATE").

          (g) Security Documents. The Security Documents.

          (h) Buyer Consents. The Buyer Consents.

          (i) Intercreditor Agreement. The Intercreditor Agreement.

          (j) Exchange Agreement and DC Lease. The Exchange Agreement and DC Lease.

          (k) Other Instruments. Such other instruments, documents or information, including the Related Agreements, that the Shareholders reasonably request in connection herewith and the transactions contemplated hereby, in form and substance reasonably satisfactory to the Shareholders.

     2.4. Delta's Deliveries at Closing. At the Closing, Delta shall deliver, or cause to be delivered, the following items to the applicable Shareholder or the
Shareholders:

          (a) Closing Certificate. A closing certificate duly executed by Delta ("DELTA'S CLOSING CERTIFICATE") in the form attached as Exhibit H.

          (b) Opinion of the Delta's Counsel. An opinion of Wyche, Burgess, Freeman and Parham, P.A., outside counsel to Delta, dated as of the Closing Date, in form and substance reasonably satisfactory to the parties.

          (c) Proceedings and Documents. Copies of (i) the resolutions of the board of directors of Delta authorizing this Agreement, the Related Agreements to which Delta is a party, and the transactions and other acts contemplated either by this Agreement or the Related Agreements, certified by the Secretary or an Assistant Secretary of Delta, (ii) the articles or certificate of incorporation of Delta, certified by the Secretary of State of the State of Georgia, (iii) the bylaws of Delta certified by the Secretary or an Assistant Secretary of Delta and (iv) an incumbency certificate, certified by the Secretary or an Assistant Secretary of Delta, certifying to the incumbency and signatures of the officers of Delta executing this Agreement and any Related Agreement.

          (d) Good Standing Certificates. Certificate(s) evidencing that Delta is existing and in good standing (or the equivalent) under the laws of the jurisdiction of its incorporation, together with a tax clearance letter (or the equivalent) from such jurisdiction (each, a "DELTA'S GOOD STANDING CERTIFICATE").

          (e) Employment Agreements. The Employment Agreements.

          (f) Security Documents. The Security Documents applicable to Delta.

          (g) Delta Consents. The Delta Consents.

          (h) Intercreditor Agreement. The Intercreditor Agreement.

          (i) Other Instruments. Such other instruments, documents or information, including the Related Agreements, that the Shareholders reasonably request in connection herewith and the transactions contemplated hereby, in form and substance reasonably satisfactory to the Shareholders.

                                   ARTICLE 3

       REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS AND THE COMPANY

     Each of the Shareholders severally and not jointly, and, until the Closing occurs, the Company severally and not jointly with each of the Shareholders, makes to Delta and the Buyer the representations and warranties set forth in this Article 3. Certain representations and warranties of the Shareholders and the Company are made subject to the exceptions noted in the Sellers' Disclosure Schedule delivered by the Sellers to Delta and the Buyer concurrently herewith and identified as the "Sellers' Disclosure Schedule." Each exception noted in the Sellers' Disclosure Schedule shall be numbered to correspond to the applicable Section of this Article 3 to which such exception relates.

     3.1. Shareholders; Company; Entry Into Agreements.

          (a) Organization and Good Standing. The Company is a corporation duly organized and in existence under the laws of the State of North Carolina and is in good standing under such laws. The Company has all requisite corporate power and authority to own its assets and conduct its business as such business is now being conducted. The Company is qualified as a foreign corporation and is in good standing as a foreign corporation in each jurisdiction in which it is required to be so qualified, other than where the failure to be so qualified does not have a Material Adverse Effect. The Sellers' Disclosure Schedule lists all jurisdictions in which the Company is qualified as a foreign corporation. The Company has delivered to Delta or the Buyer complete and correct copies, as in effect on the date hereof, of the Articles of Incorporation and Bylaws of the Company.

          (b) Validity and Authorization; Corporate Power and Authority. The Company has full corporate power and authority to execute, deliver and perform this Agreement and the Related Agreements and the other instruments called for by this Agreement to which it is a party. This Agreement and each Related Agreement to which the Company is a party has been (or, with respect to the Related Agreements, will be prior to Closing) duly authorized by the Company and constitutes (or, with respect to the Related Agreements, when executed and delivered by the Company will constitute) the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement may be affected by laws relating to bankruptcy, reorganization, insolvency and creditors' rights and by the availability of injunctive relief, specific performance and other equitable remedies.

     Each Shareholder has full power and authority to execute, deliver and perform this Agreement and the Related Agreements and the other instruments called for by this Agreement to which he is a party. This Agreement and each Related Agreement to which each Shareholder is a party constitutes (or, with respect to the Related Agreements, when executed and delivered by each Shareholder will constitute) the legal, valid and binding obligations of each Shareholder, enforceable against such Shareholder in accordance with their terms, except to the extent that enforcement may be affected by laws relating to bankruptcy, reorganization, insolvency and creditors' rights and by the availability of injunctive relief, specific performance and other equitable remedies.

          (c) Subsidiaries. The Company does not have any Subsidiaries, and the Company is not a party to any agreement relating to the acquisition of an interest of any entity that would, upon such acquisition become a Subsidiary. To Sellers' knowledge, each Subsidiary of the Company (i) is duly organized and existing under the laws of the jurisdiction of its organization and is in good standing under such laws; (ii) has all requisite corporate or limited liability company power and authority to own its assets and to conduct its business as such business is now being conducted; and (iii) is qualified as a foreign organization and is in good standing as a foreign organization in each jurisdiction in which it is required to be so qualified, other than where the failure to be so qualified does not have a Material Adverse Effect. The Sellers' Disclosure Schedule lists all jurisdictions in which each Subsidiary of the Company is qualified as a foreign organization.

          (d) No Conflict. Neither the execution and delivery by the Company or the Shareholders of this Agreement or the Related Agreements to which they are a party, nor the consummation by the Company or Shareholders of the transactions contemplated hereby or thereby, will conflict with, constitute a default under (or any event that, with notice or lapse of time or both, would constitute a default under), result in the acceleration of the performance by the Company or any Shareholder under, result in a breach of any of the provisions of, or permit the other party to terminate its obligations under, (i) the articles of incorporation or bylaws of the Company; (ii) any law, statute, or administrative rule or regulation or any license, permit, order, writ, injunction, judgment or decree of any court or Governmental Entity; or (iii) any Contract to which the Company or any Shareholder is a party or by which the Company or any Shareholder is bound. Neither the execution and delivery of this Agreement or the Related
     Agreements to which the Company or the Shareholders are a party, nor the consummation by the Company or the Shareholders of the transactions contemplated hereby or thereby, will result in the creation of any Lien upon any of the properties or assets of the Company or, to the Sellers' knowledge, the Company's Subsidiaries, or upon the Stock, except as contemplated by the Security Documents or the Senior Indebtedness.

          (e) Seller Consents. Except for filings under the HSR Act and the consents listed on the Sellers' Disclosure Schedule (collectively, the "SELLER CONSENTS"), no consent, authorization, permit, order or approval of, or filing or registration with, or notice to, any Governmental Entity or other person or entity is required for the execution and delivery by the Company and the Shareholders of this Agreement and the Related Agreements to which they are parties and the consummation by the Company and the Shareholders of the transactions contemplated hereby and thereby.

     3.2. Financial Information.

          (a) Financial Statements; Books and Records. Included in the Sellers' Disclosure Schedule are complete and accurate copies of (i) the audited balance sheets for the Company at December 31, 2002, 2001 and 2000 and the related statements of income, changes in the Shareholders' equity and cash flows for the one-year periods then ended (the "COMPANY ANNUAL FINANCIAL STATEMENTS"), and (ii) the unaudited balance sheet for the Company at May 31, 2003 and the related statements of income, changes in the Shareholders' equity and cash flows for the five-month period then ended (the "COMPANY INTERIM FINANCIAL STATEMENTS" and, together with the Company Annual Financial Statements, the "COMPANY FINANCIAL STATEMENTS").

          The Company Financial Statements are accurate in all material respects and present fairly, in all material respects, the financial position of the Company as of the dates thereof, and the results of operations and cash flows of the Company for the periods covered thereby. The Company Annual Financial Statements have been prepared in accordance with GAAP consistently applied, but subject to the methodologies and criteria utilized by the Company in the past as set forth in the notes to the Company Financial Statements or on the Sellers' Disclosure Schedule. The Company Interim Financial Statements are accurate and were prepared using the same methodologies, assumptions and accounting practices as were used in preparing the Company Annual Financial Statements, except to the extent noted in the Company Interim Financial Statements or on the Sellers' Disclosure Schedule.

          The Company's books and records have been maintained in the Company's usual, regular and ordinary manner and are complete and accurate in all material respects, and all material transactions to which the Company has been a party are properly reflected therein.

          (b) Subsidiary Financial Statements; Books and Records. Included in the Sellers' Disclosure Schedule are copies of the monthly balance sheets and the related statements of income for SOHA Textil, S.A. from September 30, 2001, to May 31, 2003 (the "SUBSIDIARY FINANCIAL STATEMENTS").

          To the Sellers' knowledge, the Subsidiary Financial Statements are accurate in all material respects and, to the Sellers' knowledge, present fairly, in all material respects, the financial position and results of operations of SOHA Textil, S.A. as of the dates and for the periods thereof.

          To the Sellers' knowledge, the books and records of each of the Company's Subsidiaries have been maintained in each respective Subsidiary's usual, regular and ordinary manner and, to the Sellers' knowledge, are complete and accurate in all material respects, and, to the Sellers' knowledge, all material transactions to which each such Subsidiary has been a party are properly reflected therein.

          (c) Conduct of Business. Except as contemplated by this Agreement, since the date of the Company Interim Financial Statements, the Company has not (i) changed its authorized capital stock; issued or agreed to issue any capital stock; granted or agreed to grant any stock option, warrant or right to purchase shares of capital stock; issued or agreed to issue any security convertible into or exercisable for such capital stock; granted any registration rights; declared or paid any dividend or other distribution with respect to the capital stock; or purchased, redeemed, retired or otherwise acquired any shares of any such capital stock or any option, warrant or right to purchase shares of capital stock; (ii) amended its articles of incorporation or bylaws; (iii) except as required by this Agreement or any Related Agreement, and except for Permitted Liens, Liens of suppliers incurred in the Ordinary Course of Business and Liens incurred under its existing loan agreements with Bank of America, N.A., mortgaged, pledged or subjected to any Lien or other encumbrance any material assets of the Company; (iv) borrowed any money, other than borrowings in the Ordinary Course of Business under its line of credit with a bank, or made any guarantees; (v) suffered any damage, destruction or loss of any material assets; (vi) made any change in its accounting methods or practices, except as required by GAAP; (vii) made any material change in its billing and collection practices and procedures; (viii) entered into any transaction with any Affiliate of the Company; (ix) made any capital expenditures in excess of $500,000 on a single basis or $1,500,000 in the aggregate; (x) acquired, sold, leased or otherwise disposed of any of its material assets other than in the Ordinary Course of Business (or entered into any agreement to do so); (xi) increased the compensation of any officer who earns more than $100,000 by more than five percent (5%), except for bonuses accrued in the Ordinary Course of Business, or increased the compensation of any employee by more than five percent (5%), except for increases in the Ordinary Course of Business; (xii) forgiven or canceled any debts or claims other than in the Ordinary Course of Business; (xiii) settled or compromised any suit, action, or claim involving more than $50,000; or (xiv) entered into, amended or terminated any Contract other than in the Ordinary Course of Business.

          (d) No Adverse Change. Since the date of the Company Interim Financial Statements, the Company has conducted its business in the Ordinary Course of Business in all material respects (except for differences related to the negotiation of the transactions contemplated by this Agreement and the Related Agreement), there has been no Material Adverse Effect on the Company, and, to the Sellers' knowledge, there has been no Material Adverse Effect on any of the Company's Subsidiaries.

     3.3. Stock.

          (a) Capitalization. The authorized capital stock of the Company consists of 1,000 shares of common stock, par value $100 per share, of which 600 shares are issued and outstanding and which together compose the Stock. The Sellers' Disclosure Schedule lists the equity securities or interests of the Company's limited liability company Subsidiary, the number of such securities or interests issued and outstanding, and the beneficial owner of such securities or interests, and, to the Sellers' knowledge, the Sellers' Disclosure Schedule lists the authorized capital stock of the Company's corporate Subsidiaries, the number of such shares issued and outstanding, and the beneficial owners of such shares. All of the issued and outstanding shares of the Stock have been duly authorized and validly issued, are fully paid and non-assessable, and have not been issued in violation of any preemptive rights. To the Sellers' knowledge, all of the issued and outstanding shares of capital stock of the corporate Subsidiaries of the Company that are owned directly or indirectly by the Company have been duly authorized and validly issued, are fully paid and non-assessable, have not been issued in violation of any preemptive rights and are free and clear of any and all Liens. All of the limited liability company interests of the limited liability company Subsidiary of the Company are owned by the Company free and clear of any and all Liens and are not subject to any additional capital contribution obligations, except as set forth in such Subsidiary's operating agreement. (i) There are no preemptive, conversion or other rights with respect to the Stock or the limited liability company interests of the Company's limited liability company Subsidiary or, to the Sellers' knowledge, the stock of the Company's corporate Subsidiaries; (ii) there are no options, warrants, conversion or other rights, or agreements outstanding granted by, issued by or binding upon the Company or the Company's limited liability company Subsidiary or, to the Sellers' knowledge, any of the Company's corporate Subsidiaries for the issuance, purchase, redemption or acquisition of its equity securities or any securities convertible into or exchangeable for any equity securities of the Company or any of the Company's Subsidiaries;
     (iii) there are no agreements, commitments, arrangements, or understandings of any kind obligating the Company or the Company's limited liability company Subsidiary or, to the Sellers' knowledge, the Company's corporate Subsidiaries, contingently or otherwise, to issue or sell any equity securities or any securities convertible into or exchangeable for any equity securities; and (iv) there are no restrictions against the transfer of the Stock to the Buyer.

          (b) Ownership of Stock by the Shareholders; No Agreement Respecting Equity Securities. Each of the Shareholders has record and beneficial title to the Stock owned by him, free and clear of any Liens. Neither the Company nor any Shareholder is a party to any contract, agreement or understanding (other than this Agreement) relating to the issuance, sale, redemption, repurchase or other transfer, or the ownership or voting, of any shares of the Stock or any other equity security of the Company. Each Shareholder shall transfer at Closing to the Buyer good title to the Stock to be transferred by him under this Agreement free and clear of any and all Liens, except for the liens contemplated by the Security Documents and the Senior Indebtedness.

     3.4. Assets.

     (a) Personal Property.

          (i) Title. The Company has good and marketable title to (1) all material tangible assets used in the conduct of its business that are personal property (the "COMPANY'S PERSONAL PROPERTY"), other than the Company's Personal Property that is leased, and (2) all personal property and assets reflected in the Company Annual Financial Statements (other than personal property that has been disposed of between the date thereof and the date hereof in the Ordinary Course of Business), in each case free and clear of all Liens, except for Permitted Liens. The Sellers' Disclosure Schedule contains (i) a list of all the Company's Personal Property that is owned by the Company and the locations of such Company's Personal Property; and (ii) a list of all the Company's Personal Property that is leased, the parties and terms of each such lease and whether such lease is a capital or operating lease. The Company has a valid leasehold interest in all the Company's Personal Property that it leases, which leasehold interests are free and clear of all Liens, except for Permitted Liens.

          (ii) Inventory. All inventory of the Company that is held for sale or resale, including raw materials, work in process and finished goods (collectively, the "COMPANY'S INVENTORY"), consists of items of a quantity and quality historically useable or saleable in the Ordinary Course of Business, except for obsolete, slow-moving and below-standard quality items, all of which have been written off or written down to estimated net realizable value on the books and records of the Company. None of such write-downs have had or could be reasonably expected to have a Material

     Adverse Effect. The values at which the Company's Inventory is carried on the Company Financial Statements reflect the normal inventory policy of the Company (including the writing down of obsolete, slow moving, and below-standard quality items to estimated net realizable value). All inventories not written off have been priced at the lower of cost or net realizable value on a first in, first out basis. The Company's Inventory that was purchased after the date of the Company Interim Financial Statements was purchased in the Ordinary Course of Business at a cost not exceeding market prices prevailing at the time of purchase. The Company's Inventory is held free and clear of all Liens, except for Permitted Liens. The Company is not in possession of any inventory not owned by the Company, including goods already sold.

          (iii) Bank Accounts. The Sellers' Disclosure Schedule sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company or, to the Sellers' knowledge, any Subsidiary maintains accounts of any nature (collectively, the "COMPANY'S ACCOUNTS"), the numbers of such accounts and the names of all persons authorized to draw thereon or to make withdrawals therefrom. The Sellers' Disclosure Schedule also sets forth a list of the safe deposit boxes in the Company's or to the Sellers' knowledge, any Subsidiary's name and the names of all persons authorized to enter such boxes and the names of all persons holding powers of attorney from the Company or, to the Sellers' knowledge, any Subsidiary.

          (iv) Accounts Receivable. All accounts receivable of the Company (including those reflected on the Company Financial Statements) (the
     "ACCOUNTS RECEIVABLE") represent valid obligations arising from transactions made in the Ordinary Course of Business in the amounts thereof reflected in the books and records of the Company. The amount of the reserves reflected in the Company Financial Statements were established based on the Company's prior collection experience and the composition of the Accounts Receivable, and the Accounts Receivable are valued in the aggregate at their estimated net realizable value. Payments to the Company in respect of Accounts Receivable are deposited into the Company's
     Accounts. All of the Accounts Receivable arose out of bona fide, arm's-length transactions. Sellers' Disclosure Schedule contains a list that is true and complete in all material respects of all accounts receivable of the Company in excess of $500 and an aging of such accounts receivable (which specifies any credits applied against any accounts receivable set forth therein) as of June 23, 2003. The Company owns the Accounts Receivable free and clear of all Liens, other than Permitted Liens.

     (b) Real Property.

          (i) Fee Simple. The Sellers' Disclosure Schedule contains a summary of all the lands and premises together with buildings and improvements thereon, owned in fee by the Company or that will be owned in fee by the Company after consummation of the transactions described in the Exchange Agreement upon the terms and conditions set forth in the Exchange Agreement (the "COMPANY'S OWNED REAL PROPERTY"). Except for the Company's Owned Real Property and real property subject to the Company's Real Estate Contracts (the "COMPANY'S LEASED REAL PROPERTY," together with the Company's Owned Real Property, the "COMPANY'S REAL PROPERTY"), no other real property, or interest in real property, is used in the operation of the Business. Except for the real property to be acquired by the Company pursuant to the Exchange Agreement, the Company has marketable and insurable fee simple title to and owns the Company's Owned Real Property free and clear of all mortgages, deeds of trust, liens, pledges, security interests, claims, leases, subleases, options, rights of first refusal, easements, restrictive covenants, restrictions, limitations, or other documents of record other than Permitted Liens, Liens and mortgages, if any, that will be canceled as of Closing, and easements, restrictions, rights of way and other matters of public record or that would be disclosed by a survey of the Company's Owned Real Property. The Sellers have delivered to Delta or the Buyer true and correct copies of all title insurance policies, surveys, and deeds to the Company's Owned Real Property that are in the Sellers' possession; provided, however, that Sellers make no representation or warranty as to the accuracy or completeness of any such information and Delta and the Buyer acknowledge that they are relying solely on their own investigation and not on any information provided by Sellers or their agents or representatives with respect to the information contained in such title insurance policies, surveys and deeds not otherwise covered by a representation or warranty contained in Section 3.4(b).

          (ii) Leases. The Sellers' Disclosure Schedule contains a list of all leases and contracts relating to the Company's leasing of real property as a lessee (the "COMPANY'S REAL ESTATE CONTRACTS"). The Company is not in material default under any of the Company's Real Estate Contracts and, to the Sellers' knowledge, no event has occurred that with the passing of time or the giving of notice or both would constitute a default by the Company thereunder. To the Sellers' knowledge, the applicable lessor is not in material default under any of the Company's Real Estate Contracts and, to the Sellers' knowledge, no event has occurred that with the passing of time or the giving of notice or both would constitute a default by the lessor thereunder. To the Sellers' knowledge, no dispute exists with respect to the Company's right to enjoy the premises under the Company's Real Estate Contracts.

          (iii) Real Property Compliance.  None of the persons listed in Section
     13.9 of the Sellers' Disclosure Schedule has received written notice of any pending or threatened condemnation proceedings related to the Company's Real Property, and no Seller has any knowledge of any such pending or threatened proceedings. Other than the Company's Real Estate Contracts, the Company has not entered into any lease, sublease, license, or occupancy agreement relating to the Company's Real Property, and, except pursuant to this Agreement, the Company has not granted to any person or entity any written right to acquire, lease, sublease, or otherwise occupy the Company's Real Property or any part thereof. There are no persons or entities (other than the Company) in legal possession of any of the Company's Real Property.

          (c) Intellectual Property Rights.

          (i) The Company owns or has the right to use pursuant to license, sublicense, agreement or permission all Intellectual Property material to the conduct of the Business as currently conducted and used in the operation of the Business as currently conducted. The Sellers' Disclosure Schedule describes (x) all U.S. and foreign copyright registrations, copyright applications, patents and patent applications, trademark and service mark registrations, trademark and service mark applications, and trade names, whether registered or not, owned by or assigned to the Company (the "OWNED INTELLECTUAL PROPERTY"); (y) each license, agreement, or other permission that the Company has granted to any third party with respect to any of its Intellectual Property; and (z) each item of Intellectual Property that any third party owns and that the Company uses pursuant to license, sublicense, agreement, or permission other than so-called shrinkwrap software licenses and other off-the-shelf software licenses. All Intellectual Property described in subsections (i) through (iv) and subsection (vi) of the definition of Intellectual Property that is material to the conduct of the Company's Business and used in the operation of the Business as currently conducted is described in Sellers' Disclosure Schedule.

          (ii) With respect to each item of Owned Intellectual Property, the Company owns such item of Intellectual Property free and clear of all Liens, except Permitted Liens; the item is not subject to any outstanding injunction, judgment, order, ruling, or charge; no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the knowledge of any Seller, threatened, which challenges the legality, validity, enforceability, use, or ownership of the item; and the Company has never agreed to indemnify any person or entity for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

          (iii) The conduct of the Company's Business and the exercise of the Company's rights relating to Intellectual Property does not infringe upon or otherwise violate the intellectual property rights of any third party, other than infringements or violations that would not have a Material Adverse Effect on the Company. To Sellers' knowledge, no person is infringing upon or otherwise violating any of the Company's Intellectual Property. None of the persons listed in Section 13.9 of Sellers' Disclosure Schedule has received any written notification of any claim by any person asserting that the Company has, is, or was infringing any Intellectual Property rights of any third party or challenging or questioning the validity, ownership, use or enforceability of any of the Company's Intellectual Property.

     (d) Contracts.

          (i) All Contracts are valid and in full force and effect and enforceable against the Company and, to the Sellers' knowledge, are enforceable against the other parties thereto. None of the persons listed in Section 13.9 of Sellers' Disclosure Schedule has received any written claim from any other party to a Contract that the Company has breached any material obligations to be performed by it thereunder to date, or is otherwise in default or delinquent in performance thereunder, if such breach or default would have a Material Adverse Effect on the Company. Neither the Company nor, to the Sellers' knowledge, any other party to any Contract is in material default in respect thereof.

          (ii) The Sellers' Disclosure Schedule sets forth a complete and accurate list of all Contracts. The Shareholders have delivered to Delta or the Buyer true and complete copies of each written Contract, including all amendments thereto. The Sellers' Disclosure Schedule identifies each Contract that is terminable by the other party thereto upon the sale of all of the capital stock of the Company.

     3.5. Liabilities.

          (a) No Liabilities. Neither the Company nor, to the Sellers' knowledge, any Subsidiary of the Company has any obligation or liability, secured or unsecured (whether accrued, absolute, known or unknown, contingent, or otherwise, whether due or to become due), except for: (i) liabilities provided for or reserved against in the Company Financial Statements or the Subsidiary Financial Statements; (ii) nonmaterial current liabilities which have been incurred by the Company or any Subsidiary of the Company subsequent to the date of the Company Interim Financial Statements, or, with respect to any Company Subsidiary, subsequent to the date of the Subsidiary Financial Statements, in the Ordinary Course of Business; (iii) liabilities under the executory portion of any contract by which the Company or any Subsidiary is bound; or (iv) liabilities under the executory portion of Licenses issued to, or entered into by, the Company or any Subsidiary.

          (b) Tax Matters. (i) The Company and, to the Sellers' knowledge, each Subsidiary of the Company has prepared and filed, in accordance with applicable law, all federal, foreign, state and local Tax Returns required to be filed and has withheld and paid all Taxes required to be withheld or paid with respect to amounts paid or owing to any Employee, creditor, independent contractor or other third party or related to the Business, the Company or any Subsidiary of the Company in respect of the periods covered by such returns, (ii) none of the Company's owned assets or properties is subject to any Lien (other than a Permitted Lien) as a result of a failure to pay any Tax, (iii) the Company has established adequate reserves or accruals in the Company Financial Statements for the payment of Taxes expected to be payable with respect to any period for which Tax Returns have not been filed and for which Taxes are not yet due and owing; and (iv) none of the persons listed in Section 13.9 of the Sellers' Disclosure Schedule has received, in the past three (3) years, any written notice of deficiency or assessment from any Governmental Entity with respect to Taxes, and the Sellers know of no basis for the assertion of claims concerning the tax liability of the Company. Neither the Company nor, to the Sellers' knowledge, any Subsidiary of the Company is delinquent in the payment of Taxes, has knowingly waived any statute of limitations with respect to Taxes, or has requested or agreed to any extension of time within which to file any Tax Return. There is no pending, or to the Sellers' knowledge threatened, examination or audit by the Internal Revenue Service or any state, foreign or local taxing authorities of any Tax Returns filed by the Company or, to the Sellers' knowledge, any Subsidiary of the Company.

          (c) Litigation. None of the persons listed in Section 13.9 of the Sellers' Disclosure Schedule has received written notice of any civil, criminal or administrative claims, actions, proceedings, investigations or suits and, to Sellers' knowledge, none are threatened against the Company or any Subsidiary of the Company, and neither the Company nor, to the Sellers' knowledge, any Subsidiary of the Company is subject to any order, writ, injunction, judgment or decree. To the Sellers' knowledge, there is no basis for any claim, action, proceeding, investigation or suit that would, individually or in the aggregate, if adversely decided against the Company or any Subsidiary of the Company, have a Material Adverse Effect on the Company or any Subsidiary of the Company or prevent the consummation of the transactions contemplated by this Agreement.

          (d) Product Quality, Warranty Claims, Product Liability. The Company has not made any oral or written warranties with respect to the quality of or absence of defects in its products which it has sold which are in force as of the date hereof. There are no material claims pending, anticipated or overtly threatened against the Company with respect to the quality or absence of defects in such products. The Shareholders have no knowledge or reason to believe that the percentage of products sold by the Company for which warranties are presently in effect and for which warranty adjustments or returns can be expected during unexpired warranty periods which extend beyond the Closing Date will be higher than the percentage of such products which the Company has sold for which warranty adjustments or returns have been required in the Ordinary Course of Business in the past.

          (e) Closing Date Indebtedness. Immediately prior to Closing, the Closing Date Indebtedness is the sole indebtedness for borrowed money of the Company and the Subsidiaries of the Company.

     3.6. Business.

          (a) Customers  and  Suppliers.  None of the persons  listed in Section
     13.9 of the  Sellers'  Disclosure  Schedule  has  received  notice from any
     Significant Customer of the Company or a Significant Supplier of the Company that (i) it intends to terminate any existing contractual relationship with the Company, other than commitments or relationships that expire or terminate by their terms; (ii) in the case of a Significant Customer, that the Company will in the future be disqualified from submitting bids in response to requests for proposals from such Significant Customer; or (iii) in the case of Significant Suppliers, that the credit or other terms of such relationship in the future will be curtailed or modified in any material adverse manner to the Company or that such Significant Supplier will no longer provide products or services to the Company.

          (b) Insurance. The Sellers' Disclosure Schedule sets forth a list of all material insurance policies providing coverage for the properties, employees or operations of the Business, the type and amount of coverage, and the expiration dates of the policies (the "POLICIES"). The Policies insure against risk and liabilities to the extent and in the manner deemed appropriate and sufficient by the Company. Since June 1, 2000, none of the persons listed in Section 13.9 of the Sellers' Disclosure Schedule has received notice respecting the Company from any insurance carrier denying any coverage or claim (other than denials of coverage or claims arising in the Ordinary Course of Business under an Employee Plan or Benefit
     Arrangement) or threatening a suspension, non-renewal, revocation, modification or cancellation of any Policy or a material increase in any premium in connection therewith.

          (c) Employees. To the Sellers' knowledge, no key employee or group of employees of the Company has any present plan to terminate employment with the Company. The Company is not a party to or bound by any collective bargaining agreement nor does any Seller have knowledge of any labor organization that represents or claims to represent any of the Company's employees or is currently seeking to represent or organize the employees at any facility of the Company. No Seller has knowledge of any labor strike, dispute, slow down, stoppage or organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company. None of the persons listed in Section 13.9 of Sellers' Disclosure Schedule has received written notice of any unfair labor practice, charge or complaint against the Company with respect to the Business and, to the knowledge of the Sellers, none are threatened before the National Labor Relations Board. None of the persons listed in Section
     13.9 of the Sellers' Disclosure Schedule has received written notice of any charges with respect to or relating to the Business and, to the knowledge of the Sellers, none are threatened before the Equal Employment Opportunity Commission. The Company is in compliance in all material respects with all Legal Requirements respecting employment. Except as may be provided in any policies and procedures manual or similar administrative materials delivered to Delta or the Buyer prior to the date hereof, the employment of each of the Company's employees is terminable at will.

          (d) Benefit Plans.

               (i) The Sellers'  Disclosure  Schedule  identifies  each Employee
          Plan and Benefit Arrangement that is sponsored, entered into, maintained, administered or contributed to, as the case may be, by the Company or with respect to which the Company has any liability or obligation (collectively, the "BUSINESS' BENEFITS"). Each Employee Plan and Benefit Arrangement is and has been administered in compliance with the terms of such Employee Plan or Benefit Arrangement and in compliance with all Legal Requirements, including the applicable requirements of ERISA and the Code (and the requirement to file an annual report). Each Employee Plan has received a favorable determination letter from the Internal Revenue Service as to its qualification under Section 401(a) of the Code, and nothing has occurred that would reasonably be expected to affect such qualification. None of the persons listed in Section 13.9 of the Sellers' Disclosure Schedule has received written notice of any claims or litigation with respect to any Company Employee Plan or Benefit Arrangement (other than routine claims for benefits that have not been appealed). All contributions and premiums required to have been paid or deposited under the terms of any Employee Plan or Benefit Arrangement have been timely paid or deposited. The Company has delivered to Delta complete and accurate copies of (i) each Employee Plan and Benefit Arrangement (or a complete description of all of the material terms of any unwritten Employee Plan or Benefit Arrangement), including all currently applicable amendments; (ii) the current summary plan description and all currently applicable summaries of material modification for each Employee Plan or Benefit Arrangement for which a summary plan description is required under ERISA; (iii) the most recent annual report on Form 5500 (or any version thereof) filed with respect to each Employee Plan and Benefit Arrangement for which a Form 5500 is required to be filed under ERISA or the Code;
          (iv) the most recent determination letter received from the IRS with respect to each Employee Plan or Benefit Arrangement intended to meet the requirements of Section 401(a) of the Code; (v) any and all trust agreements, insurance contracts (including annuity contracts), or other agreements pursuant to which any Employee Plan or Benefit Arrangement is funded; and (vi) any and all agreements with third party administrators for any Employee Plan or Benefit Arrangement.

               (ii) None of the Employee Plans listed on the Disclosure Schedule is a Multiemployer Plan, and neither the Company nor any ERISA Related Entity has withdrawn in a complete or partial withdrawal from any Multiemployer Plan, nor have any of them incurred any liability due to the termination or reorganization of a Multiemployer Plan, nor have any of them taken any action which has resulted or could result in any liability with respect to any Multiemployer Plan. There are no ERISA Related Entities with respect to the Company. The Company has no liability or obligation, currently accrued or contingent on an employee's performance of additional service, attainment of a specific age, or termination of employment, for post-employment benefits (other than pension or retirement plan benefits) except to the extent required by applicable law. Except as contemplated by Section 9.5 of this Agreement, and except for the Employment Agreements, the Company has the right to amend or terminate at any time each Employee Plan and Benefit Arrangement. The Company does not, and has not ever, maintained or contributed to a "welfare benefit fund" (as defined in Section 419 of the Code) or any "voluntary employees' beneficiary association" (within the meaning of Section 501(c)(9) of the Code). The Company has never established, maintained or contributed to an Employee Plan or Benefit Arrangement subject to Title IV of ERISA or to Part 3 of Title I, Subtitle B of ERISA or Section 412 of the Code. The Company has never participated in any "multiple employer welfare arrangement" (within the meaning of Section 3(40) of ERISA).

               (iii) The  transactions  contemplated  by this Agreement will not
          (w) entitle any current or former officers, directors, or employees of the Company (together, "COMPANY PERSONNEl") to severance pay, unemployment compensation, or other similar payments under any Employee Plan or Benefit Arrangement; (x) accelerate the time of payment or vesting or increase the amount of benefits due under any Employee Plan or Benefit Arrangement to any Company Personnel; (y) result in any payments (including parachute payments) under any Employee Plan or Benefit Arrangement becoming due to any Company Personnel; or (z) terminate or modify or give a third party a right to terminate or modify the provisions or terms of any Employee Plan or Benefit Arrangement.

          (e) Affiliate Transactions. There are no, and since January 1, 2000, have not been any, contracts or agreements, or transactions or relationships (as defined in SEC Regulation S-K Item 404), between the Company and any Shareholder or any Affiliate of the Company or of any Shareholder, and no Shareholder nor any other Affiliate of the Company or of any Shareholder has had, since January 1, 2000, any interest in any property (whether real, personal or mixed and whether tangible or intangible, but not including the assets of any Employee Plan) used in or pertaining to the Company's Business. Each such contract or agreement set forth on the Sellers' Disclosure Schedule reflects terms and conditions no less favorable to the Company than could be obtained by the Company in an arm's-length transaction at substantially prevailing market prices and on substantially prevailing market terms.

          (f) Legal Requirements.

               (i) Compliance with Laws. The Company is in compliance with all Legal Requirements applicable to the Business, except for any failures to so comply which would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Notwithstanding the foregoing, no representation or warranty is made by this Section 3.6(f)(i) with respect to Legal Requirements relating to the environment (which are exclusively provided for in Section 3.6(g) hereof) or employee benefits (which are exclusively provided for in Section 3.6(d) hereof). Since January 1, 2000, none of the persons listed in Section
          13.9 of the Sellers' Disclosure Schedule has received any notice alleging a violation of any Legal Requirements.

               (ii) Licenses. The Sellers' Disclosure Schedule lists every material License applied for by, pending, issued or given to the Company. The Company's Licenses constitute all necessary material licenses, permits, registrations, governmental approvals and consents of, from, by or with Governmental Entities which are required in order for the Company to conduct its Business as presently conducted, and all such Licenses are in full force and effect. Since January 1, 2000, none of the persons listed in Section 13.9 of Sellers' Disclosure Schedule has received any notice alleging a violation by the Company of any of the Company's Licenses or any suspension or cancellation thereof. The Company is not in violation of any of the Company's Licenses.

          (g) Environmental Matters.

               (i)  To the  Sellers'  knowledge,  none  of  the  Company's  Real
          Property is contaminated with any hazardous wastes, hazardous substances, or other hazardous or toxic materials (as defined in applicable Environmental Laws) so as to constitute a violation of any applicable Environmental Laws, except where such contamination would not have a Material Adverse Effect on the Company.

               (ii) The Company is in material compliance with all Environmental Laws applicable to the operation of the Business or the Company's Real Property, except where such non-compliance would not have a Material Adverse Effect on the Company. None of the persons listed in Section
          13.9 of Sellers' Disclosure Schedule has received written notice of any actual or threatened civil or criminal litigation or administrative proceeding, investigation, claim, notice, order, judgment, decree or settlement regarding, (A) any violation of any Environmental Law, whether or not corrected to the satisfaction of the appropriate authority, (B) any Remedial Action, or (C) any claims, liabilities or costs arising from the Release or threatened Release of any Contaminant at the Company's Real Property, and none of the persons listed in Section 13.9 of Sellers' Disclosure Schedule have received or are otherwise aware of any notice or other communication alleging or addressing in connection with the Business or the Company's Real Property, any matter described in items (A), (B) or (C) above.

               (iii) The Company has obtained or has taken appropriate steps, as required by Environmental Laws, to obtain all environmental, health and safety permits, consents, licenses and other authorizations (collectively, "EHS PERMITS") necessary for the operation of the Business and the ownership and operation of the Company's Real Property, all such EHS Permits are in good standing, and the Company is currently in compliance in all material respects with all terms and conditions of such EHS Permits. To the Sellers' knowledge, no material change in the facts or circumstances reported or assumed in the applications for or the granting of such EHS Permits exists. To the Sellers' knowledge, there are no proceedings threatened that would jeopardize the validity of any such EHS Permits.

               (iv) No recorded Environmental Lien has attached to any of the Company's Owned Real Property or, to the Sellers' knowledge, the Company's Leased Real Property.

               (v) None of the Company's Real Property is listed or proposed for listing on the National Priorities List pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, or listed on the Comprehensive Environmental Response Compensation Liability Information System List or any similar state list of sites, and no Seller is aware of any conditions at any of the Company's Real Property which, if known to a Governmental Entity, would qualify any of the Company's Real Property for inclusion on any such list.

               (vi) The Company has not disposed (as such term is defined in the Federal Resource Conservation and Recovery Act ("RCRA")) of greater than de minimis quantities of any hazardous waste (as such term is defined in RCRA) at any of the Company's Real Property.

               (vii) The Company has not transported or arranged for the transport of any Contaminant to any site that, to the Sellers' knowledge, is or was in violation of any Environmental Laws.

               (viii) To the Sellers' knowledge, there is not constructed, placed, deposited, stored, disposed nor located on any of the Company's Real Property any asbestos in any form which has become friable or threatens to become friable within twenty-four (24) months after the date of this Agreement.

               (ix) Any treatment or storage tanks, sumps, water, gas or oil wells, or associated piping, but excluding utility-owned underground improvements, have, to the Sellers' knowledge, been maintained and operated in compliance with applicable Environmental Laws.

               (x) To the Sellers' knowledge, there is not constructed, placed, deposited, released, stored, disposed, leaching nor located on any of the Company's Real Property any polychlorinated biphenyls ("PCBS") or transformers, capacitors, ballasts, or other equipment which contain dielectric fluid containing PCBs.

               (h) Worker's Compensation. The Company either maintains worker's compensation insurance or subscribes to, or is otherwise insured under, the worker's compensation or similar statute in the states or jurisdictions listed in Sellers' Disclosure Schedule. Sellers' Disclosure Schedule describes all material claims filed by employees of the Company in respect of employment-related injury or illness since January 1, 2000. None of the persons listed in Section 13.9 of Sellers' Disclosure Schedule has received any report or notice from the Occupational Safety and Health Administration ("OSHA") identifying any material violation or condition in non-compliance with OSHA standards or other Legal Requirement.

     3.7. No Brokers Fees; No Commissions. All negotiations relative hereto and the transactions contemplated hereby have been carried on by the Shareholders directly with the Buyer and Delta without any act by the Shareholders that would give rise to any claim against the Company, the Buyer, Delta or their respective Affiliates for a brokerage commission, finder's fee or other similar payment.

     3.8. HSR Act. With respect to this Agreement and the transactions contemplated hereby, the Sellers have made all filings required to be made by them under the HSR Act, have fully complied with the provisions of the HSR Act and the rules and regulations promulgated thereunder, and have fully complied with all requests for information from the Federal Trade Commission and the Department of Justice.

     3.9. Disclosure. This Agreement, the Sellers' Disclosure Schedule and the certificates furnished by the Company or the Sellers to the Buyer or Delta pursuant hereto, taken as a whole, do not, and as to any representation or warranty made to the Sellers' knowledge, such representation and warranty does not, as of their respective dates, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein and therein not misleading.

                                   ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF DELTA

     Delta makes to the Shareholders and the Company the representations and warranties set forth in this Article 4. Certain representations and warranties of Delta are made subject to the exceptions noted in Delta's Disclosure Schedule delivered by Delta to the Shareholders and the Company concurrently herewith and identified as "Delta's Disclosure Schedule." Each exception noted in Delta's Disclosure Schedule shall be numbered to correspond to the applicable Section of this Article 4 to which such exception relates.

     4.1. Entry Into Agreements.

          (a) Organization and Good Standing. Delta is a corporation duly organized and existing under the laws of the State of Georgia and is in good standing under such laws. Delta has all requisite corporate power and authority to own its assets and conduct its business as such business is now being conducted. Delta is qualified as a foreign corporation and is in good standing as a foreign corporation in each jurisdiction in which it is required to be so qualified, other than where the failure to be so qualified does not have, or would not reasonably be expected to have, a
     Material Adverse Effect. Delta's Disclosure Schedule lists all jurisdictions in which Delta is qualified to do business as a foreign corporation. Delta has delivered to the Sellers complete and correct copies, as in effect on the date hereof, of the Articles of Incorporation and Bylaws of Delta.

          (b) Validity and Authorization; Corporate Power and Authority. Delta has full corporate power and authority to execute, deliver and perform this Agreement and the Related Agreements and the other instruments called for by this Agreement to which it is a party. This Agreement and each Related Agreement to which Delta is a party has been (or, with respect to the Related Agreements, will be prior to Closing) duly authorized by Delta and constitutes (or, with respect to the Related Agreements, when executed and delivered by Delta will constitute) the legal, valid and binding obligation of Delta, enforceable against Delta in accordance with their terms, except to the extent that enforcement may be affected by laws relating to bankruptcy, reorganization, insolvency, creditors' rights and by the availability of injunctive relief, specific performance and other equitable remedies.

          (c) No Conflict. Neither the execution and delivery by Delta of this Agreement or the Related Agreements to which Delta is a party, nor the consummation by Delta of the transactions contemplated hereby or thereby, will conflict with, constitute a default under (or any event that, with notice or lapse of time or both, would constitute a default under), result in the acceleration of the performance by Delta under, result in a breach of any of the provisions of, or permit the other party to terminate its obligations under, (i) the articles of incorporation of Delta; (ii) any law, statute or administrative rule or regulation or any license, permit, order, writ, injunction, judgment or decree of any court or Governmental Entity; or (iii) any material contract to which Delta is a party or bound. Neither the execution and delivery by Delta of this Agreement or the Related Agreements to which Delta is a party, nor the consummation by Delta of the transactions contemplated hereby or thereby, will result in the creation of any Lien upon any of the properties or assets of the Company or upon the Stock, except as contemplated by the Security Documents or the Senior Indebtedness.

     4.2. Delta Consents. Except for filings under the HSR Act and the consents set forth in Delta's Disclosure Schedule (collectively, the "DELTA CONSENTS"), no consent, authorization, permit, order or approval of, or filing or registration with, or notice to, any Governmental Entity or other person or entity is required for the execution and delivery by Delta of this Agreement and the Related Agreements to which it is a party and the consummation by Delta of the transactions contemplated hereby and thereby.

     4.3. HSR Act. With respect to this Agreement and the transactions contemplated hereby, Delta has made all filings required under the HSR Act, has fully complied with the provisions of the HSR Act and the rules and regulations promulgated thereunder, and has fully complied with all requests for information from the Federal Trade Commission and the Department of Justice.

     4.4. Financial Information.

          (a) Financial Statements; Books and Records. Included in Delta's Disclosure Schedule are complete and accurate copies of (i) the audited consolidated balance sheets for Delta at or about June 30, 2003, 2002, 2001 and 2000 and the related consolidated statements of income, changes in the shareholders' equity and cash flows for the one-year periods then ended (the "DELTA FINANCIAL STATEMENTS").

          The Delta Financial Statements are accurate in all material respects and present fairly, in all material respects, the consolidated financial position of Delta as of the dates thereof, and the consolidated results of operations and cash flows of Delta for the periods covered thereby. The Delta Financial Statements have been prepared in accordance with GAAP consistently applied in accordance with past practices.

          Delta's books and records have been maintained in Delta's usual, regular and ordinary manner and are complete and accurate in all material respects, and all material transactions to which Delta has been a party are properly reflected therein.

          (b) Conduct of Business. Since March 29, 2003 and except as set forth in the Fiscal 2003 Delta Financial Statements, Delta has not (i) except as required by this Agreement or any Related Agreement, mortgaged, pledged or subjected to any Lien or other encumbrance any material assets of Delta;
     (ii) except for the Senior Indebtedness, borrowed any money, other than working capital borrowings in the ordinary course of business under its line of credit with a bank; (iii) suffered any damage, destruction or loss of any material assets; (iv) made any change in its accounting methods or practices, except as required by GAAP or the SEC; (v) made any material change in its billing and collection practices and procedures; (vi) entered into any transaction with any Affiliate of Delta (other than incorporating and capitalizing the Buyer); (vii) made any capital expenditures in excess of $1,000,000 on a single basis or $2,000,000 in the aggregate; or (viii) adopted, implemented, or otherwise become a member of or contributor to any Employee Plan, Multiemployer Plan or Benefit Arrangement.

          (c) No Adverse Change. Since March 29, 2003, Delta has conducted its business in the Ordinary Course of Business in all material respects (except for differences related to the negotiation of the transactions contemplated by this Agreement and the Related Agreements), and there has been no Material Adverse Effect on Delta.

     4.5. No Brokers Fees; No Commissions. All negotiations relative hereto and the transactions contemplated hereby have been carried on by Delta and the Buyer directly with the Shareholders without any act by Delta or the Buyer that would give rise to any claim against the Shareholders or their Affiliates for a brokerage commission, finder's fee or other similar payment.

     4.6. Assets.

          (a) Personal Property. Delta has good and marketable title to all of its material assets that are personal property ("DELTA'S PERSONAL PROPERTY") (other than Delta's Personal Property that is leased), in each case free and clear of all Liens, except for Permitted Liens.

          (b) Real Property.

               (i) Fee Simple. Delta's Disclosure Schedule contains a summary description of all the material lands and premises together with buildings and improvements thereon, owned in fee by Delta ("DELTA'S REAL PROPERTY").

               (ii) Leases. Delta is not in default under any of Delta's material real property contracts or leases, and, to Delta's knowledge, no event has occurred that with the passing of time or the giving of notice or both would constitute a default by Delta thereunder.

          (c) Intellectual Property Rights.

               (i) Delta owns or has the right to use pursuant to license, sublicense, agreement or permission all Intellectual Property necessary for the operation of Delta's business as currently conducted.

               (ii) The conduct of Delta's business and the exercise of Delta's rights relating to Intellectual Property does not infringe upon or otherwise violate the intellectual property rights of any third party, other than infringements or violations that would not have a Material

          Adverse Effect on Delta. To Delta's knowledge, no person is infringing upon or otherwise violating any of Delta's Intellectual Property.

          (d) Contracts. All of Delta's material contracts are valid and in full force and effect and enforceable against Delta and, to Delta's knowledge, are enforceable against the other parties thereto.

     4.7. Liabilities.

          (a) No Liabilities. Delta has no obligation or liability, secured or unsecured (whether accrued, absolute, known or unknown, contingent, or otherwise, and whether due or to become due) except for: (i) liabilities provided for or reserved against in the Delta Financial Statements; (ii) nonmaterial current liabilities which have been incurred by Delta subsequent to the date of the Fiscal 2003 Delta Financial Statements in the Ordinary Course of Business; (iii) liabilities under the executory portion of any contract by which Delta is bound; (iv) liabilities under the executory portion of Licenses issued to, or entered into by, Delta; or (v) liabilities set forth on Delta's Disclosure Schedule.

          (b) Tax Matters. (i) Delta has filed all federal, foreign, state and local Tax Returns required to be filed and has withheld and paid all Taxes required to be withheld or paid with respect to amounts paid or owing by Delta to any employee, creditor, independent contractor or other third party or related to Delta in respect of the periods covered by such returns, (ii) none of Delta's owned assets or properties is subject to any Lien (other than a Permitted Lien) as a result of a failure to pay any Tax, and (iii) Delta has established adequate reserves or accruals in the Delta Financial Statements with respect to any period for which Tax Returns have not been filed and for which Taxes are not yet due and owing. There is no pending, or to Delta's knowledge, threatened examination or audit by the Internal Revenue Service or any state, foreign or local taxing authorities of any Tax Returns filed by Delta.

          (c) Litigation. None of the persons listed in Section 13.9 of Delta's Disclosure Schedule has received written notice of any civil, criminal or administrative claims, actions, proceedings, investigations or suits and, to Delta's knowledge, none are threatened against Delta which will have a Material Adverse Effect on Delta's business. To Delta's knowledge, there is no basis for any claim, action, proceeding, investigation or suit that would, individually or in the aggregate, if adversely decided against Delta, have a Material Adverse Effect on Delta or prevent the consummation of the transactions contemplated by this Agreement.

          (d) Product Quality, Warranty Claims, Product Liability. There are no material claims pending, anticipated or overtly threatened against Delta with respect to the quality or absence of defects in such products that would, individually or in the aggregate, if adversely decided against Delta, have a Material Adverse Effect on Delta.

     4.8. Business.

          (a) Customers  and  Suppliers.  None of the persons  listed in Section
     13.9  of  Delta's   Disclosure   Schedule  has  received  notice  from  any

     Significant Customer of Delta or a Significant Supplier of Delta that (i) it intends to terminate any existing contractual relationship with Delta, other than commitments or relationships that expire or terminate by their terms; (ii) in the case of a Significant Customer, that Delta will in the future be disqualified from submitting bids in response to requests for proposals from such Significant Customer; or (iii) in the case of Significant Suppliers, that the credit or other terms of such relationship in the future will be curtailed or modified in any material adverse manner to Delta or that such Significant Supplier will no longer provide products or services to Delta.

          (b) Insurance. Delta's insurance policies insure against risk and liabilities to the extent and in the manner deemed appropriate and sufficient by Delta. Since June 1, 2000, none of the persons listed in
     Section 13.9 of Delta's Disclosure Schedule has received notice respecting Delta from any insurance carrier denying any coverage or claim or threatening a suspension, non-renewal, revocation, modification or cancellation of any insurance policy currently in effect or a material increase in any premium in connection therewith.

          (c) Employees. To Delta's knowledge, no key employee or group of employees of Delta has any present plan to terminate employment with Delta.

          (d)  Benefit  Plans.  Each  of  Delta's  Employee  Plans  and  Benefit
     Arrangements has been administered in compliance with all Legal Requirements, including the applicable requirements of ERISA and the Code. There are no pending or, to the knowledge of Delta, threatened claims or litigation with respect to any Delta Employee Plan or Benefit Arrangement (other than routine claims for benefits).

          (e) Legal Requirements.

               (i) Compliance with Laws. To Delta's knowledge, Delta is in compliance with Legal Requirements applicable to Delta's business, except for any failures to so comply which would not, individually or in the aggregate, have a Material Adverse Effect on Delta.

               (ii) Licenses. Delta's Licenses constitute all necessary material licenses, permits, registrations, governmental approvals and consents of, from, by or with Governmental Entities which are required in order for Delta to conduct its business as presently conducted.

     4.9. Funds for Acquisition; Not Insolvent. If and when the condition set forth in Section 6.2(f) is satisfied, Delta and the Buyer will have (and Delta will, to the extent necessary, provide to the Buyer), by the Closing Date, sufficient unencumbered funds to pay the Cash Closing Payment, all of their fees and expenses relating to this Agreement and the transactions contemplated hereby and all other amounts payable by them hereunder. Delta has delivered to the Sellers a true and correct copy of all term sheets delivered to Delta or the Buyer in connection with the financing of the Purchase Price and related fees and expenses. Neither consummation of the Merger nor consummation of the transactions contemplated hereby or by the Related Agreements, or any financing documents entered into by Delta or the Buyer in connection with this Agreement or the Related Agreements, shall render Delta or the Buyer insolvent or otherwise unable to pay all of their liabilities and obligations as they become due and payable.

     4.10. Securities Filings. Delta is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and Delta has supplied to the Sellers copies of all reports and other materials which have been filed by it with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act (the "SECURITIES FILINGS") with respect to all periods after June 1, 2002. As of their respective filing dates, the Securities Filings do not contain any untrue statement of any material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading. Moreover, Delta has disclosed to the Sellers in writing any and all information and facts about Delta and its business, and, to Delta's knowledge, its Subsidiaries and their businesses (including environmental and labor matters) that are material or reasonably could be considered material and that are not disclosed in Delta's Securities Filings, whether or not such information or facts are required to be disclosed under the Exchange Act (which information and facts shall be covered by Section 13.11, except to the extent otherwise provided therein).

     4.11. Disclosure. This Agreement, Delta's Disclosure Schedule, the Buyer's Disclosure Schedule, the Securities Filings and the certificates furnished by Delta or the Buyer to the Company or the Sellers pursuant hereto, taken as a whole, do not, and as to any representation or warranty made to Delta's knowledge, such representation and warranty does not, as of their respective dates, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein and therein not misleading.

                                   ARTICLE 5

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

     The Buyer makes to the Shareholders and the Company the representations and warranties set forth in this Article 5. Certain representations and warranties of the Buyer are made subject to the exceptions noted in the Buyer's Disclosure Schedule delivered by the Buyer to the Shareholders and the Company concurrently herewith and identified as the "Buyer's Disclosure Schedule." Each exception noted in the Buyer's Disclosure Schedule shall be numbered to correspond to the applicable Section of this Article 5 to which such exception relates.

     5.1. Entry Into Agreements.

          (a) Organization and Good Standing. The Buyer is a corporation duly organized and existing under the laws of the State of North Carolina and is in good standing under such laws. The Buyer is qualified as a foreign corporation and is in good standing as a foreign corporation in each jurisdiction in which it is required to be so qualified, other than where the failure to be so qualified does not have, or would not reasonably be expected to have, a Material Adverse Effect. The Buyer's Disclosure Schedule lists all jurisdictions in which Buyer is qualified to do business as a foreign corporation. The Buyer has delivered to the Sellers complete and correct copies, as in effect on the date hereof, of the Articles of Incorporation and Bylaws of the Buyer.

          (b) The Buyer was formed solely for the purposes of acquiring all of the capital stock of the Company (the "ACQUISITION"), has engaged in no business activity, has no business operations, owns no assets (other than initial cash capitalization from Delta), and has incurred no liabilities except in connection with the Acquisition and the Senior Indebtedness.

          (c) Validity and Authorization; Corporate Power and Authority. The Buyer has full corporate power and authority to execute, deliver and perform this Agreement and the Related Agreements and the other instruments called for by this Agreement to which it is a party. This Agreement and each Related Agreement to which the Buyer is a party has been (or, with respect to the Related Agreements, will be prior to Closing) duly authorized by the Buyer and constitutes (or, with respect to the Related Agreements, when executed and delivered by the Buyer will constitute) the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with their terms, except to the extent that enforcement may be affected by laws relating to bankruptcy, reorganization, insolvency, creditors' rights and by the availability of injunctive relief, specific performance and other equitable remedies.

          (d) No Conflict. Neither the execution and delivery by the Buyer of this Agreement or the Related Agreements to which the Buyer is a party, nor the consummation by the Buyer of the transactions contemplated hereby or thereby, will conflict with, constitute a default under (or any event that, with notice or lapse of time or both, would constitute a default under), result in the acceleration of the performance by the Buyer under, result in a breach of any of the provisions of, or permit the other party to terminate its obligations under, (i) the articles of incorporation of the Buyer; (ii) any law, statute or administrative rule or regulation or any license, permit, order, writ, injunction, judgment or decree of any court or Governmental Entity; or (iii) any material contract to which the Buyer is a party or bound. Neither the execution and delivery by the Buyer of this Agreement or the Related Agreements to which the Buyer is a party, nor the consummation by the Buyer of the transactions contemplated hereby or thereby, will result in the creation of any Lien upon any of the properties or assets of the Company or upon the Stock, except as contemplated by the Security Documents or the Senior Indebtedness.

     5.2. Buyer Consents. Except for filings under the HSR Act and the consents set forth in the Buyer's Disclosure Schedule (collectively, the "BUYER CONSENTS"), no consent, authorization, permit, order or approval of, or filing or registration with, or notice to, any Governmental Entity or other person or entity is required for the execution and delivery by the Buyer of this Agreement and the Related Agreements to which it is a party and the consummation by the Buyer of the transactions contemplated hereby and thereby.

     5.3. Acquisition of Stock. The Buyer is acquiring the Stock for investment for its own account, not as a nominee or agent, and not with a view to the resale or present distribution of any part thereof in violation of the

Securities Act. The Buyer has no present intention of selling, granting any participation in or otherwise distributing the shares of Stock and the Buyer has no contract, undertaking, agreement or arrangement with any person to sell, transfer, grant participations to such person or to any third person, with respect to any of the shares of Stock, except as contemplated by the Security Documents and the documents required by the Senior Lender and except that the Buyer intends to cause the Company to be merged with and into the Buyer, with the Buyer as the surviving entity in such merger (the "MERGER") after Closing.

     5.4. No Brokers Fees; No Commissions. All negotiations relative hereto and the transactions contemplated hereby have been carried on by Delta and the Buyer directly with the Shareholders without any act by the Buyer that would give rise to any claim against the Shareholders or their Affiliates for a brokerage commission, finder's fee or other similar payment.

     5.5. Funds for the Acquisition; Not Insolvent. If and when the condition set forth in Section 6.2(f) is satisfied, Delta and the Buyer will have (and Delta will, to the extent necessary, provide to the Buyer), by the Closing Date, sufficient unencumbered funds to pay the Cash Closing Payment, all of their fees and expenses relating to this Agreement and the transactions contemplated hereby and all other amounts payable by Delta and the Buyer hereunder. The Buyer has delivered to the Sellers a true and correct copy of all term sheets delivered to the Buyer in connection with the financing of the Purchase Price and related fees and expenses. Neither consummation of the Merger nor consummation of the transactions contemplated hereby or by the Related Agreements, or any financing documents entered into by the Buyer or Delta in connection with this Agreement or the Related Agreements, shall render the Buyer insolvent or otherwise unable to pay all of its liabilities and obligations as they become due and payable.

     5.6. Litigation. None of the persons listed in Section 13.9 of the Buyer's Disclosure Schedule has received written notice of any civil, criminal or administrative claims, actions, proceedings, investigations or suits and, to the Buyer's knowledge, none are threatened against the Buyer which will have a Material Adverse Effect on the Buyer. To the Buyer's knowledge, there is no basis for any claim, action, proceeding, investigation or suit that would, individually or in the aggregate, if adversely decided against the Buyer have a Material Adverse Effect on the Buyer or prevent the consummation of the transactions contemplated by this Agreement.

     5.7. Compliance with Laws. To the Buyer's knowledge, the Buyer is in compliance with Legal Requirements applicable to the Buyer, except for any failures to so comply which would not, individually or in the aggregate, have a Material Adverse Effect.

     5.8. Licenses. The Buyer's Licenses constitute all necessary material licenses, permits, registrations, governmental approvals and consents of, from, by or with Governmental Entities which are required of the Buyer.

     5.9. Disclosure. This Agreement, Delta's Disclosure Schedule, the Buyer's Disclosure Schedule, the Securities Filings and the certificates furnished by Delta or the Buyer to the Company or the Sellers pursuant hereto, taken as a whole, do not, and as to any representation or warranty made to the Buyer's knowledge, such representation and warranty does not, as of their respective dates, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein and therein not misleading.

                                   ARTICLE 6

                   CONDITIONS TO CONSUMMATING THE TRANSACTION

     6.1. Joint Conditions. The obligations of each party to consummate the transactions provided for in this Agreement and the Related Agreements are subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

          (a) No Litigation. No action, suit or proceeding (other than such an action, suit or proceeding directly or indirectly instituted by a party hereto seeking to terminate this Agreement) shall be threatened or pending, and no injunction, order, decree or ruling shall be in effect, seeking to restrain or prohibit, or to obtain damages or other relief in connection with, the execution and delivery of this Agreement or any Related Agreement or the consummation of the transactions contemplated by this Agreement or any Related Agreement, or which may be likely to have a Material Adverse Effect on the Company, Delta, or the Buyer.

          (b) Middle Road Properties. The parties shall have executed and delivered (or caused to be executed and delivered) by the parties thereto a Real Estate Exchange Contract in the form of Exhibit I attached hereto and made a part hereof (the "EXCHANGE AGREEMENT") and a Lease Agreement in the form of Exhibit J attached hereto and made a part hereof (the "DC LEASE").

          (c) Split-Dollar Life Insurance Policies. Each of the Company and Philip W. Haigh, Jr., as trustee (the "TRUSTEE") of each of the James F. Soffe Family Trust dated April 15, 1993, the John D. Soffe Family Trust dated April 15, 1993, and the Anthony M. Cimaglia Family Trust dated April 15, 1993 (collectively, the "TRUSTS") shall have executed and delivered such agreement or agreements as may be required to effect the termination and surrender of the variable life insurance policies that have been collaterally assigned to the Company (the "SURRENDER DOCUMENTS"), the Company shall have released its collateral assignment of such policies, and the Trustee shall have agreed to execute such further documents, instruments, and agreements as may be necessary to effect the consummation of the transactions contemplated by the Surrender Documents and to pay or cause to be paid to the Company such amounts as are specified therein as due and owing to the Company.

          (d) Deferred Compensation Plan. The parties shall have placed into effect certain amendments to the Company's deferred compensation plan, including an amendment that limits the Company's ability to change the funds used to measure a participant's deemed investment return in order to protect participant expectations regarding such investment returns.

     6.2. Delta's and the Buyer's Conditions. The obligations of Delta and the Buyer to consummate the transactions contemplated by this Agreement and the Related Agreements are subject to satisfaction, or waiver by Delta and the Buyer, at or prior to the Closing Date, of the following conditions:

          (a) Shareholders' Representations True. The Shareholders' and the Company's representations and warranties made in this Agreement or any Related Agreement that are not conditioned as to materiality shall be true and correct in all material respects at and as of the Closing Date, except as affected by the transactions contemplated hereby, and all representations and warranties that are so conditioned as to materiality shall be true and correct at and as of the Closing Date with the same effect as if made at and as of the Closing Date, except as affected by the transactions contemplated hereby, and the Shareholders shall have delivered the Shareholders' Closing Certificate to that effect.

          (b) Shareholders' Compliance with Agreement. The Company and the Shareholders shall have performed each agreement, and shall have complied with each covenant, to be performed or complied with by them, or any of them, on or prior to the Closing Date under this Agreement or any Related Agreement, and the Shareholders shall have delivered the Shareholders' Closing Certificate to that effect.

          (c) Orders. No order, decree, judgment or injunction of any kind shall have been entered, promulgated or enforced by any court or Governmental Entity which would prohibit or materially delay the consummation of the transactions contemplated by this Agreement.

          (d) Seller Consents. The Sellers shall have obtained the Seller Consents.

          (e) Shareholders Closing Deliveries. The Shareholders shall have delivered to Delta and the Buyer all of the closing deliveries set forth in
     Section 2.2 hereof.

          (f) Financing. Delta and the Buyer shall have obtained financing to consummate the transactions contemplated hereby on terms and conditions substantially similar to or better for Delta and the Buyer than those set forth on that certain term sheet provided by Congress Financial to Delta dated April 30, 2003 (except that Buyer shall in no event be obligated to obtain a second term loan, and any financing consisting in part of a second term loan shall not be considered to contain terms and conditions substantially similar to or better for Delta and the Buyer than those set forth in such term sheet).

          (g) Financial Conditions. Each of the following shall be true:

               (i)  The  Accounts  Receivable,   as  reflected  in  the  Closing
          Financial Information, shall be no less than $15,000,000;

               (ii) The Company's accounts payable, as reflected in the Closing Financial Information, shall be no more than $5,000,000;

               (iii) The value of the Company's Inventory, as reflected in the Closing Financial Information, shall be no less than $51,500,000;

               (iv) The Company's current accrued liabilities (including accrued insurance expense, accrued commissions against Accounts Receivable, accrued property taxes, accrued interest, accrued co-op (advertising) and accrued bonuses), as reflected in the Closing Financial Information, shall be no more than $1,550,000.

     If Delta  and the  Buyer  waive  any of the  conditions  set  forth in this
Section 6.2, Delta and the Buyer shall also be deemed to have waived any claim and/or remedy with respect to the non-fulfillment of each such condition.

     6.3. Shareholders' and the Company's Conditions to Closing. The obligations of the Shareholders and the Company to consummate the transactions contemplated by this Agreement and the Related Agreements are subject to satisfaction, or waiver by the Shareholders and the Company, at or prior to the Closing Date, of the following conditions:

          (a) Delta's and Buyer's Representations True. The representations and warranties made by each of Delta and the Buyer, respectively, herein or in any Related Agreement that are not conditioned as to materiality shall be true and correct in all material respects at and as of the Closing Date, except as affected by the transactions contemplated hereby, and all representations and warranties that are so conditioned as to materiality shall be true and correct at and as of the Closing Date with the same effect as if made at and as of the Closing Date, except as affected by the transactions contemplated hereby, and Delta and the Buyer shall have delivered Delta's Closing Certificate and the Buyer's Closing Certificate to that effect.

          (b) Delta's and Buyer's Compliance with Agreement. Delta and the Buyer shall each have performed each agreement, and shall each have complied with each covenant to be performed or complied with by it, on or prior to the Closing Date under this Agreement or any Related Agreement, and Delta and the Buyer shall have delivered Delta's Closing Certificate and the Buyer's Closing Certificate to that effect.

          (c) Orders. No order, decree, judgment or injunction of any kind shall have been entered, promulgated or enforced by any court or Governmental Entity which would prohibit or materially delay the consummation of the transactions contemplated by this Agreement.

          (d) Delta Consents. Delta shall have obtained the Delta Consents.

          (e) Buyer Consents. The Buyer shall have obtained the Buyer Consents.

          (f) Delta and Buyer Closing Deliveries. Delta and the Buyer shall have delivered to the Shareholders all of the closing deliveries set forth in
     Section 2.3 hereof.

     If the Shareholders waive any of the conditions set forth in this Section 6.3, the Shareholders shall also be deemed to have waived any claim and/or remedy with respect to the non-fulfillment of each such condition.

                                   ARTICLE 7

         COVENANTS TO SATISFY CONDITIONS AND CONSUMMATE THE TRANSACTION

     7.1. Joint Responsibilities. During the period between the date hereof and the Closing Date, each of the parties hereto shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated hereby as soon as practicable, including:

          (a) Defending the Agreement. Defending lawsuits or other legal proceedings challenging this Agreement or any Related Agreement or the consummation of the transactions provided for in this Agreement or any Related Agreement;

          (b) Lifting Injunctions. Obtaining the rescission or lifting of any injunction, restraining order or other order initiated by a third party adversely affecting the ability of the parties to consummate the transactions provided for in this Agreement or any Related Agreement; and

          (c) Cooperation. The parties shall cooperate with one another in connection with the foregoing.

                                   ARTICLE 8

                 COVENANTS OF THE SELLERS, THE BUYER, AND DELTA

     8.1. Conduct of Business of the Company Pending Closing. Without the prior written consent of the Buyer (such consent not to be unreasonably withheld or delayed), between the date hereof and the Closing Date, the Company shall not, except as required or permitted pursuant to the terms hereof, make any material change in the conduct of the Business and shall conduct the Business in the Ordinary Course of Business. The Company shall use commercially reasonable (and the Shareholders shall cause the Company to use commercially reasonable) efforts
(a) to preserve the Company's business and the goodwill of the Company's customers, suppliers and others having business relations with the Company; (b) to retain the business organization of the Company intact, including keeping available the services of its present employees and officers; (c) to maintain the Company's properties in its current condition and repair, ordinary wear, tear and obsolescence excepted; (d) to keep in full force and effect insurance comparable in amount and scope of coverage to that now maintained by it; (e) to perform in all material respects all of its obligations under all contracts and commitments applicable to its business, assets or properties; (f) maintain its books of accounts and records in the Company's usual and regular manner; (g) to comply in all material respects with all Legal Requirements; (h) not to merge or consolidate with, or agree to merge or consolidate with, sell substantially all its assets, or purchase substantially all of the assets of, or otherwise acquire, any business or any business organization or division thereof; (i) to promptly advise the Buyer in writing of any emergency or other change in the Ordinary Course of Business or in the operations of its assets or properties and of any governmental or any other third party complaints, investigations or hearings (or communications indicating that the same may be contemplated); (j) to promptly advise the Buyer of any Material Adverse Effect with respect to the Company; and (k) not to take any action described in Sections 3.2(c)(i) through
(iv) and (vi) through (xiv) hereof. Notwithstanding the foregoing or anything to the contrary contained in this Agreement, the Company may apply any of its cash or other liquid assets to the payment of its line of credit with Bank of America, N.A.

     8.2. Disclosure Supplements.

          (a) At any time at least five (5) business days prior to the Closing, the Sellers, Delta, and the Buyer will each prepare and deliver replacements, if any, to their respective Disclosure Schedules (the replacements being the "SUPPLEMENTAL Schedules"). Supplemental Schedules may reflect changes to a party's Disclosure Schedule that relate to facts, events or circumstances that occurred prior to, on or following the date of this Agreement. Any Supplemental Schedule so delivered shall not change any party's representations or warranties in this Agreement, but shall be deemed solely for the information of the other party, unless Closing occurs, in which case, each Supplemental Schedule shall be deemed to have replaced in its entirety the portion of such party's Disclosure Schedule with the corresponding Section number delivered on the date hereof (such previous Disclosure Schedule delivered on the date hereof being an "OLD SCHEDULE").

          (b) If the Sellers, Delta, or the Buyer deliver one or more Supplemental Schedules pursuant to paragraph (a) of this Section 8.2, then, not later than the Closing Date, Delta and the Buyer or the Sellers, respectively, may, by written notice to other parties, postpone the Closing for up to ten (10) days (and such notice shall specify the number of days so postponed). Such notice shall not affect any party's right to terminate this Agreement in accordance with the terms of Article 11 hereof.

          (c) The parties acknowledge and agree that, upon delivery by the Sellers, Delta, or the Buyer (in such capacity the Sellers, Delta, or the Buyer being a "DELIVERING PARTY") of any Supplemental Schedules, in addition to the non-Delivering Party's rights pursuant to Section 8.2(b) above, the non-Delivering Party shall have the following rights:

               (i) to waive any rights the non-Delivering Party has with respect to each representation and warranty herein of the Delivering Party to which a Supplemental Schedule applies (each such representation and warranty being an "AFFECTED REPRESENTATION AND WARRANTY"), as such Affected Representation and Warranty is qualified or supplemented by the applicable Old Schedule (but not with respect to such Affected Representation and Warranty, as qualified and/or supplemented by the Supplemental Schedule), and proceed to close the transactions contemplated by this Agreement, it being understood that consummation of the Closing shall be deemed a waiver of any claim the non-Delivering Party may have, and of the non-Delivering Party's rights and remedies, including indemnification pursuant to Article 10 hereof (whether for a claim of breach of a representation, warranty or covenant, or otherwise), with respect to such Affected Representation and Warranty, as qualified or supplemented by the applicable Old Schedule (but not with respect to such Affected Representation and Warranty, as qualified and/or supplemented by the Supplemental Schedule); or

               (ii) to exercise its rights, if any, to terminate this Agreement in accordance with the provisions of Article 11 hereof and to pursue any remedies provided in Section 11.5 of this Agreement.

     8.3. Public Announcements. Delta, the Buyer, and the Sellers, acting reasonably and promptly, will consult and agree with each other as to the nature, content and timing of any press release or public statement or announcement prior to the issuance of any press release or the making of any public statement or announcement relating to the transactions contemplated by this Agreement. Further, Delta and the Buyer shall coordinate with the Company and obtain the Company's consent (which consent shall not be unreasonably withheld) prior to Delta or the Buyer contacting or having discussions with the Company's customers, suppliers, auditors, lenders and other third parties with whom the Company does business.

     8.4. Employee Communications. Prior to the Company making a general announcement to its employees regarding the transactions contemplated by this Agreement, neither Delta nor the Buyer shall communicate with any employee of the Company or any of its Affiliates (other than James F. Soffe, Anthony M.
Cimaglia, John D. Soffe, Chip Haigh and Nixon Smith) with respect to matters arising in connection with the transactions contemplated by this Agreement without the prior written consent of the Shareholders.

     8.5.  Access to Books,  Records and Personnel.  Subject to Sections 8.3 and
8.4 above, prior to the Closing Date, the Shareholders and the Company shall (i) cause the employees of the Company and its Affiliates to, upon Delta or the Buyer's reasonable request, cooperate with Delta and the Buyer and afford to Delta and the Buyer and their counsel, accountants and other authorized representatives and their prospective lenders and their representatives, reasonable access during normal business hours to the books, records, data, facilities, properties and personnel of the Business to the extent that such access may be reasonably requested by Delta or the Buyer; and (ii) allow Delta and the Buyer to discuss matters relating to the Company with the Company's employees, customers, suppliers, outside auditors, attorneys, and such lenders and other representatives (including the Company's lenders) for the Company as are reasonably requested by Delta or the Buyer; provided that no review of materials or contact with personnel or representatives by Delta or the Buyer shall disrupt the operations of the Company or the Business.

     8.6. Consents, Approvals and Releases.

          (a) The Sellers shall use their best efforts (without the obligation to make any payment or concession to any third party) promptly to obtain all consents, releases and amendments from parties to the Contracts and from Governmental Entities that are required by the terms thereof, this Agreement or otherwise (with respect to any Seller) for the due and punctual consummation of the transactions contemplated by this Agreement. Delta and the Buyer will cooperate (without the obligation to make any payment or concession to any third party) with the Sellers in obtaining such consents, amendments and releases.

          (b) Delta and the Buyer shall use their best efforts (without the obligation to make any payment or concession to any third party) promptly to obtain all consents, releases and amendments from third parties and Governmental Entities that are required by this Agreement or otherwise (with respect to Delta or the Buyer) for the due and punctual consummation of the transactions contemplated by this Agreement. The Sellers will cooperate (without the obligation to make any payment or concession to any third party) with Delta and the Buyer in obtaining such consents, amendments and releases.

     8.7. No Solicitation. The Shareholders agree that they will not, and will cause the Company to not, during the period from the date hereof until the earlier of the Closing Date or termination of this Agreement, authorize or permit any officer, director or employee or any investment banker, attorney, accountant, agent or other advisor or representative of the Company to (i) solicit, initiate or knowingly encourage the submission of any Takeover Proposal (as hereinafter defined), (ii) enter into any agreement with respect to a Takeover Proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal. For all purposes of this Agreement, "TAKEOVER PROPOSAL" means any proposal for a merger, consolidation, share exchange, business combination or other similar transaction involving the Company or any of its Subsidiaries or any proposal or offer to acquire, directly or indirectly, an equity interest in, any voting securities of, or a material portion of the assets of, the Company or any of its Subsidiaries. The Company shall immediately cease and cause to be terminated all existing discussions or negotiations with any persons conducted heretofore with respect to, or that could reasonably be expected to lead to, any Takeover Proposal.

     8.8. Discharge of Bonus Obligation. The Company shall accrue, and the Shareholders agree to pay or cause to be paid, all accrued but unpaid employee bonuses up to June 30, 2003, and, if the Closing occurs, the Buyer shall be responsible for and shall pay or cause to be paid any Company employee bonuses accrued from June 30, 2003 to the Closing.

     8.9. Disclosure of Additional Information. Delta shall, prior to Closing, disclose to the Sellers any and all previously undisclosed information and facts about Delta, its Subsidiaries (including the Buyer) and their businesses that are material or reasonably could be considered material, whether or not such information or facts have been or are required to be disclosed under the Exchange Act. Such information and facts shall be covered by Section 13.11, except to the extent otherwise provided therein.

     8.10. Nondisclosure. Subject to the requirements of Section 7.2 of this Agreement and subsection (b) of Section 13.11 of this Agreement, the Shareholders will not at any time after the date of this Agreement divulge, furnish to or make accessible to any third party any information with respect to trade secrets and confidential business information of the Company or any Subsidiary of the Company (including processes, designs, formulas, ideas, concepts, research and development, know-how, compositions, drawings, specifications, customer lists, supplier lists, and pricing arrangements with customers or suppliers); provided, however, that nothing herein shall prevent any Shareholder from complying with any order or decree of any court or Governmental Entity (of which the Shareholder shall give notice to Delta and the Buyer promptly after receiving written notice thereof or written notice of the threat thereof) or performing his duties under the Employment Agreements, and provided further that nothing contained herein shall prevent disclosure that is necessary or advisable in the conduct of the Business in the Ordinary Course of Business, and provided further that nothing contained herein shall apply to any information that (i) is or has become generally available to the public through no fault of the Shareholders, (ii) is obtained by a Shareholder on a non-confidential basis from a third party entitled to disclose such information or (iii) the Shareholder is required by law, order or decree to disclose (of which the Shareholder shall give notice to Delta and the Buyer promptly after receiving written notice thereof or written notice of the threat thereof).

     8.11. Closing Financial Information. The Shareholders shall deliver the Closing Financial Information to the Buyer and Delta on the day immediately preceding the Closing Date. The Shareholders will cause the Closing Financial Information to be accurate in all material respects and to present fairly, in all material respects, the Accounts Receivable, accounts payable, Company's Inventory, and accrued liabilities of the Company as of the close of business on the day immediately preceding the Closing Date.

                                   ARTICLE 9

                             POST-CLOSING AGREEMENTS

     After the Closing, the Shareholders, Delta, and the Buyer covenant and agree as follows:

     9.1. Further Actions. Each Shareholder, Delta, and the Buyer shall execute and deliver at his or its own expense, as applicable, such further instruments, documents and certificates, and take such other action, as may be reasonably requested by any other party in order to more effectively consummate any of the transactions contemplated hereby or carry out the purposes of this Agreement.

     9.2. Inspection of Records; Back-up. The Shareholders, on the one hand, and Delta and the Buyer, on the other hand, shall each retain and make their respective books and records (including expired insurance policies and work papers in the possession of their respective accountants) with respect to the operation and conduct of the Company for periods prior to Closing and, with respect to such books and records to be retained by Delta and the Buyer, for the period from Closing until the Promissory Notes, the EBITDA Earnout Amounts and the Return Rate Earnout Amounts have been paid in full, available for inspection by the other party, or by its representatives, for reasonable business purposes at all reasonable times during normal business hours, for a seven (7) year period after the Closing Date. As used in this Section 9.2, the right of inspection includes the right to make extracts or copies. Delta and the Buyer shall, at the Shareholders' reasonable request, furnish complete financial statements and back-up material with respect to the Company's (through the Company's 2007 fiscal year), Delta's, and the Buyer's financial statements as are in Delta's or the Buyer's possession or are reasonably available to Delta or the Buyer until the Promissory Notes, the EBITDA Earnout Amounts and the Return Rate Earnout Amounts have been paid in full.

     9.3. Tax Matters.

          (a) The Company shall prepare and file, or cause to be prepared and filed all Tax Returns (including any amendments thereto) of the Company due following the Closing Date, and the Company shall pay all Taxes due with respect to such Tax Returns and shall be entitled to receive all refunds with respect to such Tax Returns.

          (b) Delta, the Buyer and the Company, on the one hand, and the Shareholders, on the other hand, will provide the other party with such assistance as may reasonably be requested by such other party in connection with the preparation and filing of any Tax Return, any audit or other examination by any taxing authority, and any judicial or administrative proceedings relating to liability for Taxes, in any such case involving the Company. Each such party will provide the other party with any records or information that may be relevant to any such Tax Return, audit or examination, proceeding or claim and reasonably requested by such other party. Such assistance shall include making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder and shall include providing copies of any relevant Tax Returns and supporting work schedules.

     9.4. Indemnification for Officers and Directors. From and after the Closing Date and for a period of six (6) years thereafter, Delta and the Buyer shall, or shall cause the Company to, indemnify, defend and hold harmless the present and former directors, officers and employees of the Company and its Affiliates (each an "INDEMNIFIED AGENT") against any and all claims, damages and liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (other than claims against the Shareholders for indemnification pursuant to this Agreement or otherwise respecting the transactions contemplated by this Agreement), arising out of actions or omissions occurring at or prior to the Closing Date (including, without limitation, the transactions contemplated by this Agreement), whether asserted or claimed prior to, at or after the Closing Date, to the fullest extent that the Company is permitted to indemnify its directors, officers and employees under applicable law, the Company's articles of incorporation and the Company's bylaws as in effect on the Closing Date (and Delta and the Buyer shall, or shall cause the Company to, also advance reasonable expenses as incurred to the fullest extent permitted under applicable law provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification); provided that any determination required to be made with respect to whether such an officer's or director's or employee's conduct complies with the standards set forth under applicable law, the Company's articles of incorporation and the Company's bylaws shall be made by independent counsel reasonably acceptable to both the Indemnified Agent and the Company.

     9.5. Maintenance of Employee Benefits. For a period of at least twelve (12) months following the Closing Date (the "POST-CLOSING PERIOD"), Delta and the Buyer will cause the Company to maintain Employee Plans and Benefit Arrangements for the employees of the Company that are substantially equivalent, viewed as a whole, to the Employee Plans and Benefit Arrangements maintained by the Company immediately prior to the Closing and to allow the employees of the Company to continue to participate in such Employee Plans and Benefit Arrangements, upon payment of any necessary premiums therefor, on terms substantially similar to those provided to such employees immediately prior to the Closing; provided, however, that (i) effectuation of the parties' mutual agreement with respect to the Company's split-dollar life insurance policies will not be deemed to violate this Section 9.5 and (ii) nothing in this Section 9.5 shall be deemed to restrict or prevent in any way the right of the Company following the Closing Date to terminate, reassign, promote, or demote any of the Company's employees or to change adversely or favorably titles, powers, duties, responsibilities, functions, locations, salaries, wages, bonuses or personnel practices, subject to the terms of any written employment agreements. Following the Post-Closing Period, Delta and the Buyer shall have the right to cause the Company to terminate any Employee Plan or Benefit Arrangement; provided, however, that to the extent that Delta or the Buyer causes the Company to establish any new Employee Plan or Benefit Arrangement following the Post-Closing Period, Delta and the Buyer shall cause the Company to (i) recognize any prior service of all employees as of the original hire date with the Company for purposes of benefit accrual, participation, and vesting under such new Employee Plan or Benefit Arrangement; (ii) waive, and with respect to insured plans, use its best efforts to cause the insurance carrier to waive, any pre-existing condition exclusion (to the extent that such exclusion would not have applied under the applicable plan of the Company in which the employee participated prior to the Closing); and (iii) credit any paid-in or accrued deductibles within the same plan year.

     9.6. WARN. None of Delta, the Buyer, or the Company shall, at any time prior to 180 days after the Closing Date, effectuate a "plant closing" or "mass layoff" as those terms are defined in the Worker Adjustment and Retraining Notification Act of 1988, as amended ("WARN") affecting in whole or in part any facility, site of employment, operating unit or employee of the Company without complying fully with the requirements of WARN.

     9.7. Accounts Receivable. After the Closing, if the Company is unable to collect any amount of an Account Receivable that was outstanding at the time of the Closing within 120 days after the Closing, then the Company has the option (exercisable for a period of 30 days after the expiration of the 120-day period) of assigning the uncollected portion of such Account Receivable to the Shareholders in exchange for cash or, at the Shareholders' election by a reduction of the amount then outstanding under the Promissory Note(s), in an amount equal to the face amount of such Account Receivable; provided, however, that the Shareholders shall not be obligated to make any such payment (or make any such reduction in the principal amount of the Promissory Notes) until the uncollected amount of all Accounts Receivable so assigned to the Shareholders exceeds the reserve for doubtful accounts in effect for the Company on the day immediately preceding the Closing Date, and then the Shareholders shall only be obligated to pay uncollected amounts of such Accounts Receivable in excess of such reserve. If any uncollected Accounts Receivable is assigned to the Shareholders hereunder, the Shareholders shall be entitled to pursue all historical and legal means of collection, and the Company shall cooperate with the Shareholders in such collection efforts. If any uncollected Accounts Receivable are assigned to the Shareholders pursuant to this Section 9.7, this
Section 9.7 shall be Delta's and the Buyer's (and the Company's) sole and exclusive remedy against the Shareholders with respect to the uncollected Accounts Receivable assigned to the Shareholders under this Section 9.7.

     9.8. Corporate Name. From and after the Closing, Delta, the Buyer and the Company shall possess, to the exclusion of the Shareholders, all rights to the name "M. J. Soffe Co." and any variants or derivatives thereof, and the Shareholders shall have no rights whatsoever to the use of such name or any variant or derivative thereof in the conduct of any business without the prior consent of the Company, which consent shall not be unreasonably withheld or delayed.

                                   ARTICLE 10

                                 INDEMNIFICATION

     10.1. Survival; Etc.

          (a) Limitations on Liability. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE RELATED AGREEMENTS, (A) THERE ARE NO REPRESENTATIONS AND WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO DELTA, THE BUYER, THE COMPANY OR THE SHAREHOLDERS, OR DELTA'S, THE BUYER'S OR THE COMPANY'S RESULTS OF OPERATIONS, PROSPECTS OR FINANCIAL CONDITION, AND (B) NONE OF DELTA, THE BUYER, THE COMPANY OR ANY SHAREHOLDER MAKES ANY REPRESENTATIONS OR WARRANTIES WITH RESPECT TO (I) ANY PROJECTIONS, ESTIMATES OR BUDGETS MADE AVAILABLE OR DELIVERED TO ANY OTHER PARTY RELATING TO FUTURE REVENUES, FUTURE RESULTS OF OPERATIONS (OR ANY COMPONENT THEREOF), FUTURE CASH FLOWS OR FUTURE FINANCIAL CONDITION (OR ANY COMPONENT THEREOF), OR OTHERWISE, OR THE FUTURE ABILITY TO ACHIEVE OR MAINTAIN COMPLIANCE WITH LAWS OR (II) ANY OTHER INFORMATION OR DOCUMENTS MADE AVAILABLE TO ANY OTHER PARTY OR THEIR REPRESENTATIVES. Notwithstanding anything to the contrary contained in this Agreement, (i) Delta and the Buyer acknowledge and agree that neither the Company nor the Shareholders shall be liable for indemnification pursuant to this Agreement, or otherwise, for any inaccuracy or breach of any representation, warranty, covenant or agreement if Delta, the Buyer, or any Buyer Indemnitee had knowledge of such inaccuracy or breach prior to Closing and did not notify the Company and the Shareholders in writing of such inaccuracy or breach prior to Closing and give the Company and the Shareholders a reasonable opportunity to cure such inaccuracy or breach; and (ii) the Shareholders acknowledge and agree that neither Delta nor the Buyer shall be liable for indemnification pursuant to this Agreement, or otherwise, for any inaccuracy or breach of any representation, warranty, covenant or agreement if any Shareholder or Seller Indemnitee had knowledge of such inaccuracy or breach prior to Closing and did not notify Delta and the Buyer in writing of such inaccuracy or breach prior to Closing and give Delta and the Buyer a reasonable opportunity to cure such inaccuracy or breach. Further, notwithstanding anything to the contrary contained in this Agreement, Delta, the Buyer, and the Sellers acknowledge and agree that if either the Shareholders, on the one hand, or Delta or the Buyer, on the other hand, fail to cure any such inaccuracy or breach known by the other parties, and the parties proceed to close the transactions contemplated by this Agreement despite such inaccuracy or breach, the parties shall be deemed to have waived any and all claims relating to such inaccuracy or breach and any rights and remedies with respect thereto, including indemnification pursuant to this Article 10 (whether for a claim of breach of a representation, warranty or covenant, or otherwise).

          (b) Survival.  The representations and warranties in Article 3 hereof,
     Article 4 hereof, Article 5 hereof, or any Related Agreement (excluding, however, the representations and warranties in the DC Lease and the Exchange Agreement, which shall survive in accordance with their respective terms) shall survive the Closing but shall terminate and be of no further force and effect on the last day of the thirtieth (30th) consecutive calendar month after the Closing Date; provided, however, that the representations and warranties set forth in Sections 3.1(b), 3.3, 3.5(b), 3.6(d), 3.6(g), 4.1(b), 4.7(b), 4.8(d), 5.1(b), 5.1(c), and 5.3 shall continue and survive until expiration of the statutes of limitation applicable to the subject matter of such representations and warranties. No claim regarding a breach of any such representation or warranty shall be made for the first time after the date such representation or warranty expires. However, the parties agree that if an Indemnified Party has notified an Indemnifying Party in writing, on or prior to the date that the indemnification with respect to a breach of a representation or warranty would otherwise terminate in accordance with this Section 10.1(b), of a breach of such representation or warranty, the obligation of the Indemnifying Party to indemnify for Losses with respect to such breach shall continue until the liability of the Indemnifying Party shall have been determined pursuant to this Article 10, and to the extent required hereunder, the Indemnifying Party shall have reimbursed, indemnified and held harmless the Indemnified Party for the full amount of such Losses in accordance with this Article 10.

     10.2. Indemnities.

          (a) Indemnification of Delta and the Buyer. Subject to the other provisions of this Article 10, the Shareholders, severally and not jointly, shall defend, indemnify and hold Delta, the Buyer, and their Affiliates, together with their respective directors, officers, employees, shareholders, subsidiaries, agents, advisors successors and assigns (collectively, the "BUYER INDEMNITEES"), harmless from and against any loss, expense, damage, liability, claim or obligation, including reasonable attorneys' and accountants' fees (collectively, "LOSSES") that any Buyer Indemnitee incurs, which Losses arise out of or in connection with (i) any inaccuracy in or breach of any representation or warranty made by the Sellers to Delta and the Buyer herein (including any Schedule or Exhibit hereto) or in any Related Agreement (excluding, however, the DC Lease and the Exchange Agreement); (ii) any breach by a Shareholder or the Company of, or failure of any Shareholder or the Company to comply with, any of the covenants or obligations under this Agreement or any Related Agreement (excluding, however, the DC Lease and the Exchange Agreement) to be performed by such Shareholder or the Company; (iii) the proceedings listed (or that should have been listed) on Sellers' Disclosure Schedule pursuant to Section 3.5(c) hereof; or (iv) the failure of the Company to be qualified as a foreign corporation or otherwise authorized to do business, at any time prior to the Closing Date, in the states of Missouri, Massachusetts, Michigan, California, or Georgia.

          (b) Indemnification of the Shareholders. Subject to the other provisions of this Article 10, Delta and the Buyer, jointly and severally, shall defend, indemnify and hold the Shareholders and their Affiliates, together with their respective directors, officers, employees, shareholders, subsidiaries, agents, advisors, successors and assigns (collectively, the "SHAREHOLDER INDEMNITEES"), harmless from and against any Losses that any Shareholder Indemnitee incurs, which Losses arise out of or in connection with (i) any inaccuracy in or breach of any representation or warranty made by Delta or the Buyer to the Shareholders herein (including any Schedule or Exhibit hereto) or in any Related Agreement (excluding, however, the DC Lease and the Exchange Agreement and any other agreement to which the Buyer becomes a party by reason of the Merger); (ii) any breach by Delta or the Buyer of, or failure of Delta or the Buyer to comply with, any of the covenants or obligations under this Agreement or any Related Agreement (excluding, however, the DC Lease and the Exchange Agreement and any other agreement to which the Buyer becomes a party by virtue of the Merger) to be performed by Delta or the Buyer; (iii) operation of the Company and the Business following the Closing Date, including without limitation sales or shipments of products after the Closing Date, but not including Losses that are caused by such Shareholder Indemnitee's negligent acts or omissions in his capacity as an employee of the Company after the Closing, and not including any claim that the operations of the Company and the Business following the Closing Date did not provide the Shareholders with the maximum possible Additional Consideration under Article 1 or Incentive Compensation under the Employment Agreements; or (iv) the Merger or any third party claim relating to any failure by Delta or the Buyer to obtain, solely with respect to the Merger, any consent, authorization, or approval of, or provide notice to, any party to any contract to which the Company is a party or by which the Company is bound.

          The items described in clauses (i) through (iv) of Section 10.2(a) and clauses (i) through (iv) of this Section 10.2(b) are collectively referred to herein as "CLAIMS."

          (c) Indemnification.

               (i) From time to time on or before the expiration of the applicable indemnification obligation, a party having indemnification rights pursuant to this Article 10 (the "INDEMNIFIED PARTY") may give notice to the party having indemnification obligations pursuant to this Article 10 (the "INDEMNIFYING PARTY") specifying in reasonable detail the nature and dollar amount of any Claim under Section 10.2(a) or Section 10.2(b). If the Indemnifying Party gives notice disputing any Claim (a "COUNTER NOTICE") within 60 days following receipt of the notice regarding such Claim, such Claim shall be resolved as provided in Section 10(c)(ii) below. If no Counter Notice is received by the Indemnified Party within such 60-day period, then the dollar amount of the Claim as set forth in the original notice shall be deemed established for purposes of this Agreement and, at the end of such 60-day period, the Indemnifying Party shall make a payment to the Indemnified Party in the dollar amount claimed in the Indemnified Party's notice (subject to the other provisions of this Article 10).

               (ii) If the Counter Notice is timely received with respect to a Claim, the parties shall attempt in good faith to agree on a resolution of the Claim and the disputed amount. The Indemnifying Party shall pay to the Indemnified Party all non-disputed amounts, if any, in accordance with the time period specified in Section 10(c)(i) above. Any amount mutually agreed upon or awarded to the Indemnified Party under a final and non-appealable judgment shall be paid by the Indemnifying Party within thirty (30) days following execution of such agreement or the entering of such judgment, as applicable.

     10.3. Limitations on Indemnities.

          (a) Basket.

               (i) The  Shareholders  shall not have any obligation to indemnify
          the  Buyer  Indemnitees  for  Losses  incurred   hereunder  until  the
          aggregate amount of indemnifiable Losses incurred by the Buyer Indemnitees exceeds $600,000, after which point the Shareholders shall be obligated only to indemnify the Buyer Indemnitees from and against further Losses in excess of $600,000. Further, and in addition to the general basket set forth above, the Shareholders shall not have any obligation to indemnify the Buyer Indemnitees for Losses incurred due solely to a breach of the representation and warranty set forth in
          Section 3.9 of this Agreement until the aggregate amount of indemnifiable Losses incurred by the Buyer Indemnitees thereunder exceeds $600,000, after which point the Shareholders shall be obligated only to indemnify the Buyer Indemnitees from and against further such Losses in excess of $600,000. The parties acknowledge and agree that the two baskets set forth above in this subparagraph (i) are separate and distinct, and Losses attributable solely to breaches under Section 3.9 shall not be included in the general basket, and Losses attributable to breaches under the other provisions of Article 3 shall not be included in the basket applicable to Section 3.9.

               (ii) Neither Delta nor the Buyer shall have any obligation to indemnify the Shareholder Indemnitees for Losses incurred hereunder until the aggregate amount of indemnifiable Losses incurred by the Shareholder Indemnitees exceeds $600,000, after which point Delta and the Buyer shall be obligated only to indemnify the Shareholder Indemnitees from and against further Losses in excess of $600,000.

               (iii) Notwithstanding the foregoing, the provisions of Section 10.3(a)(i) and (a)(ii) above shall not apply to, and the Indemnified Party shall be entitled to indemnification without regard to satisfaction of such provisions with respect to, (i) Losses resulting from fraud, intentional misrepresentation or intentional breach of the representations, warranties or covenants of the Indemnifying Party;
          (ii) Losses described in Section 10.2(a)(iii) that arise out of or in connection with the proceedings listed (or that should have been listed) on Sellers' Disclosure Schedule pursuant to Section 3.5(c) hereof; (iii) Losses described in Section 10.2(a)(iv) that arise out of or in connection with the failure of the Company to be qualified as a foreign corporation or otherwise authorized to do business, at any time prior to the Closing Date, in the states of Missouri,
          Massachusetts, Michigan, California, or Georgia; and (iv) Losses described in Section 10.2(b)(iv).

          (b) Cap.

               (i) No Shareholder shall have any liability to the Buyer Indemnitees for indemnifiable Losses after such Shareholder has paid to the Buyer Indemnitees an amount equal to such Shareholder's Maximum Indemnified Amount. "MAXIMUM INDEMNIFIED Amount" means, with respect to any Shareholder, an amount equal to $20,000,000 multiplied by the percentage set forth opposite such Shareholder's name on Exhibit A hereto under the caption "Pro Rata Indemnification Basis." Notwithstanding the foregoing, the Maximum Indemnified Amount shall not apply to Losses with respect to a breach of any of the representations and warranties in Section 3.3, or any of the representations and warranties contained in Section 3.4 regarding title to and encumbrances against the Company's assets, or to any Losses that arise out of or in connection with the proceedings listed (or that should have been listed) on Sellers' Disclosure Schedule pursuant to Section 3.5(c) hereof, or to any Losses that arise out of or in connection with the failure of the Company to be qualified as a foreign corporation or otherwise authorized to do business, at any time prior to the Closing Date, in the states of Missouri, Massachusetts, Michigan, California, or Georgia.

               (ii) Neither Delta nor the Buyer shall have any liability to the Shareholder Indemnitees for indemnifiable Losses after Delta and the Buyer, in the aggregate, have paid to the Shareholder Indemnitees an amount equal to $20,000,000. Notwithstanding the foregoing, the $20,000,000 limitation set forth in this Section 10.3(b)(ii) shall not apply to (A) Losses described in Section 10.2(b)(iii) that arise out of or in connection with the operation of the Company and the Business following the Closing Date and (B) Losses described in Section 10.2(b)(iv).

               (iii) Notwithstanding the foregoing, the provisions of Section 10.3(b)(i) above shall not apply to, and the Buyer Indemnitees shall be entitled to indemnification without regard to satisfaction of such provisions with respect to, Losses resulting from fraud, intentional misrepresentation or intentional breach of the representations, warranties or covenants of the Shareholders; and (ii) the provisions of Section 10.3(b)(ii) above shall not apply to, and the Shareholder Indemnitees shall be entitled to indemnification without regard to satisfaction of such provisions with respect to, Losses resulting from fraud, intentional misrepresentation or intentional breach of the representations, warranties or covenants of Delta or the Buyer.

     10.4. Notice and Opportunity to Defend.

          (a) Notice, Etc. If any Indemnified Party receives notice of any third-party claim or commencement of any third-party action or proceeding (an "ASSERTED LIABILITY") with respect to which any Indemnifying Party is obligated to provide indemnification pursuant to Section 10.2(a) or Section 10.2(b), the Indemnified Party shall promptly give all Indemnifying Parties notice thereof. The Indemnified Party's failure so to notify an Indemnifying Party shall not cause the Indemnified Party to lose its right to indemnification under this Article 10, except to the extent that such failure materially prejudices the Indemnifying Party's ability to defend against an Asserted Liability that such Indemnified Party has the right to defend against hereunder (and except as otherwise set forth in this Article
     10). Such notice shall describe the Asserted Liability in reasonable detail, and if practicable shall indicate the amount (which may be estimated) of the Losses that have been or may be asserted by the Indemnified Party. Each of the Indemnifying Parties may defend against an Asserted Liability on behalf of the Indemnified Party utilizing counsel reasonably acceptable to the Indemnified Party. Each Indemnifying Party shall have thirty (30) days from receipt of notice from the Indemnified Party of an Asserted Liability to notify the Indemnified Party that it elects to defend against such Asserted Liability.

          (b) Defense Costs. If any Indemnifying Party defends an Asserted Liability, it shall do so at its own expense and shall be responsible for the costs of defense, investigative costs, attorneys' fees or other expenses incurred to defend the Asserted Liability (collectively, "DEFENSE COSTS"). The Indemnified Party may participate in the defense at its own expense. If the Indemnified Party assumes the defense of an Asserted Liability because the Indemnifying Party has not elected to assume the defense, then (i) such Indemnifying Party shall indemnify the Indemnified Party for its reasonable Defense Costs; provided, however, the Indemnifying Party shall not be liable for the costs of more than one counsel for all Indemnified Parties in any one jurisdiction, and (ii) the Indemnified Party shall have the right to settle such Asserted Liability without waiving any right to indemnification under this Article 10. An Indemnifying Party may settle any Asserted Liability only with the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed), unless the terms of such settlement release the Indemnified Party from any and all liability with respect to such Asserted Liability.

          (c) Third Party Claims. The parties shall cooperate with each other with respect to the defense of any claims or litigation made or commenced by third parties subsequent to the Closing Date whether or not indemnification with respect thereto is available (for any reason) under this Article 10, provided that, except as otherwise provided in Sections 10.2(a) or 10.2(b), the party requesting cooperation shall reimburse the other party for the other party's reasonable out-of-pocket costs and expenses of furnishing such cooperation.

     10.5.  Delays or  Omissions,  Etc.  Except as provided in Section  10.1 and
Section 10.4(a), no delay or omission to exercise any right, power or remedy inuring to any party upon any breach or default of any party under this Agreement or any Related Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

     10.6. Indemnification Payment as Purchase Price Adjustment. Any payment made by the Shareholders pursuant to any indemnity obligations under this Agreement shall be treated for tax purposes as a reduction of the Purchase Price, and the parties shall make any tax filings consistent with such treatment.

     10.7. Duty to Mitigate. Each Indemnified Party agrees to use commercially reasonable efforts, consistent with such party's normal business practices, to mitigate any Losses as a condition to recovery under this Article 10.

     10.8. Net Indemnifiable Losses. Each Indemnified Party agrees that the amount of any Losses shall not include amounts actually collected by the Indemnified Party in respect of such Losses pursuant to any applicable insurance coverage or third party indemnification rights that the Indemnified Party elects to pursue. Each Indemnified Party further agrees that, upon payment for any Losses by the Indemnifying Party, such Indemnified Party shall promptly assign to the Indemnifying Party the portion of any insurance claims of the Indemnified Party relating to such Losses (provided such assignment does not otherwise adversely affect such insurance or the Indemnified Party's rights thereunder) from which the Indemnifying Party may reasonably expect reimbursement or indemnification in respect of such Losses.

     10.9. Exclusive Remedy.

          (a) Except as otherwise provided under Section 9.4, the parties hereto hereby agree that the indemnification rights under this Article 10 constitute the sole and exclusive remedy after the Closing of any party for matters relating to the subject matter of this Agreement, except for applicable equitable relief; provided, however, that nothing contained herein shall prevent Delta, the Buyer or the Shareholders from exercising any or all of their rights and remedies at law or in equity (i) with respect to the full amount of any Additional Consideration due pursuant to this Agreement or (ii) under the Related Agreements and/or the Promissory Notes and the Security Documents with respect to the full amounts due thereunder. Without limiting the foregoing, (i) each of Delta and the Buyer shall and hereby does waive, release and forever discharge the Sellers from any and all statutory or common law claims for damages, cost recovery or contribution that Delta or the Buyer may have for breach by the Sellers of this Agreement beyond Delta's and the Buyer's indemnification rights under this Article 10; and (ii) the Sellers shall and hereby do waive, release and forever discharge Delta and the Buyer from any and all statutory or common law claims for damages, cost recovery or contribution that the Sellers may have for breach by Delta or the Buyer of this Agreement beyond the Sellers' indemnification rights under this Article 10.

          (b) After the $600,000 deductible baskets set forth in Section 10.3(a)(i) of this Agreement have been satisfied, and subject to the
     Maximum Indemnified Amount, the Buyer shall have the right, in its discretion, to elect to setoff the amount for which it is entitled to indemnification hereunder against any amount then outstanding under the Promissory Notes or the amount of any Additional Consideration due and payable hereunder; provided, however, that the maximum amount that the Buyer may setoff against any Shareholder's Promissory Note and any such Shareholder's pro rata share of any Additional Consideration shall be limited to the total amount to which the Buyer is entitled multiplied by the percentage set forth opposite such Shareholder's name on Exhibit A hereto under the caption "Pro Rata Indemnification Basis." Likewise, the Shareholders (and each of them) may elect to satisfy an indemnification obligation hereunder by instructing the Buyer to reduce the amount then outstanding under the Promissory Note(s) or the amount of any Additional Consideration then due and payable to satisfy such indemnification obligation; provided, however, that the aggregate amount of the Promissory Notes that the Shareholders may use to satisfy an indemnification obligation may not exceed $1,600,000 in any consecutive 12-month period. Any amount setoff against the Promissory Notes pursuant to this Section 10.9(b) shall be applied to the next payments due under the Promissory

     Note(s), until fully utilized. If the Buyer intends to exercise its rights to setoff against the Promissory Notes or the Additional Consideration, the Buyer shall notify each Shareholder in writing setting forth the amount to be setoff and the indemnification claim supporting the setoff. Within thirty (30) days after receipt of the notice of setoff, the Shareholders may make written objections to the Buyer objecting to all or part of the setoff and the basis for the objection, in which case any setoff amounts for which the Shareholders have made timely objection shall be deposited by the Buyer (as soon as any such amount is due to be paid by the Buyer under the Promissory Notes or Article 1 hereof) into an interest bearing escrow account with a mutually acceptable escrow agent pursuant to a mutually acceptable escrow agreement until the parties authorize disbursement, a court issues a final, non-appealable order ordering the disbursement of the escrow proceeds or the time for disbursement set forth in the escrow agreement occurs. Neither party shall withhold its acceptance of the escrow agent unreasonably, both parties shall in good faith develop escrow terms that are customary for escrow agreements contemplating a similar purpose and both parties shall in good faith attempt to resolve any disputed claim in accordance with the terms of Section 13.4 hereof before submitting the matter to a court of competent jurisdiction for resolution. If, ultimately, it is determined that the Buyer was not entitled to indemnification for the matter giving rise to such setoff, Buyer will immediately pay, or cause to be paid, to the Shareholders the amount deposited by the Buyer into escrow, plus interest thereon from the date of setoff to the date paid at the rate set forth in the Promissory Note, or the amount earned in the escrow account, whichever is higher. The Buyer and the Shareholders acknowledge and agree that the Shareholders are not obligated to indemnify the Buyer for monetary damages that the Buyer incurs to the extent that the Buyer obtains relief from such monetary damages by permanent setoff against the amount owed by the Buyer to the Shareholders pursuant to the Promissory Notes or in the form of Additional Consideration.

     10.10. Pro Rata Liability of Shareholders. Except as otherwise provided in this Section 10.10 and notwithstanding anything to the contrary contained elsewhere in this Agreement, each Shareholder's liability and obligation with respect to indemnification or other claims, obligations or liabilities hereunder shall be limited to an amount equal to (i) the total amount to which the Buyer or Delta is entitled, multiplied by (ii) such Shareholder's ownership percentage as set forth on Exhibit A attached hereto. Notwithstanding the foregoing, a Shareholder shall be responsible for 100% of the liabilities (subject, where applicable, to the baskets and caps set forth in Sections 10.3(a) and 10.3(b) hereof, respectively) for indemnification if such indemnification claim arises from a breach solely by such Shareholder of the representations and warranties contained in (a) the second paragraph of Section 3.1(b) or (b) Section 3.3(b).

                                   ARTICLE 11

                                   TERMINATION

     11.1. Reasons for Termination.  This Agreement may be terminated before the
Closing:

          (a) By Mutual Consent. By the mutual consent of the parties.

          (b) By Delta and the Buyer. Provided that neither Delta nor the Buyer is in material breach or default hereunder, by Delta and the Buyer after compliance with the procedures set forth in this Article 11, if (i) any of the Shareholders' representations or warranties contained herein (subject to the Sellers' Disclosure Schedule) is or becomes untrue or incorrect and such untruth or incorrectness is, in the reasonable judgment of Delta and the Buyer, materially adverse as respects the Company, any Subsidiary of the Company, or the transactions contemplated by this Agreement, or the basis for such untruth or incorrectness has caused, or is reasonably likely to cause, the Company to suffer a Material Adverse Effect, (ii) any additional disclosure provided by the Shareholders contained in the Sellers' Supplemental Schedules is, in the reasonable judgment of Delta and the Buyer, materially adverse as respects the Company, any Subsidiary of the Company, or the transactions contemplated by this Agreement, or the basis for such untruth or incorrectness has caused, or is reasonably likely to cause, the Company to suffer a Material Adverse Effect, (iii) any Seller fails to perform any of his or its covenants or agreements contained herein, or would be in breach of his or its covenants upon execution of any Related Agreement, and such failure to perform or breach is material, (iv) any of the Delta's or the Buyer's conditions to the consummation of the transactions provided for herein shall have become impossible to satisfy, unless such impossibility has been caused by a breach by Delta or the Buyer of this Agreement, or (v) Delta or the Buyer discovers a Material Misstatement with respect to the Company Annual Financial Statements or the Company Interim Financial Statements.

          (c) By Shareholders. Provided that none of the Shareholders and the Company is in material breach or default hereunder, by the Shareholders, acting jointly, after compliance with the procedure set forth in this
     Article 11, if (i) any of Delta's or the Buyer's representations or warranties contained herein (subject to Delta's Disclosure Schedule and the Buyer's Disclosure Schedule) is or becomes untrue or incorrect and such untruth or incorrectness is, in the reasonable judgment of the Shareholders, materially adverse as respects Delta, the Buyer or the transactions contemplated by this Agreement, or the basis for such untruth or incorrectness has caused, or is reasonably likely to cause, Delta or the Buyer to suffer a Material Adverse Effect, (ii) any additional disclosure provided by Delta or the Buyer contained in Delta's Supplemental Disclosure Schedule or the Buyer's Supplemental Schedules is, in the reasonable judgment of the Shareholders, materially adverse as respects Delta, the Buyer or the transactions contemplated by this Agreement, or the basis for such untruth or incorrectness has caused, or is reasonably likely to cause, Delta or the Buyer to suffer a Material Adverse Effect, (iii) either of Delta or Buyer fails to perform its covenants or agreements contained herein, or would be in breach of its covenants upon execution of any

     Related Agreement, and such failure to perform or breach is material, (iv) any additional disclosure provided by Delta pursuant to Section 8.9 of this Agreement is, in the reasonable judgment of the Shareholders, materially adverse to Delta, the Buyer, or has caused or is reasonably likely to cause Delta or the Buyer to suffer a Material Adverse Effect, or (v) any of the Shareholders' conditions to the consummation of the transactions provided for herein shall become impossible to satisfy, unless such impossibility has been caused by a breach by the Shareholders of this Agreement.

          (d) Drop-Dead Date. By Delta and the Buyer, or by the Shareholders acting jointly, if the Closing shall not have occurred by October 31, 2003, provided, however, that such date shall be extended by the number of days, if any, to cure any matter that is the subject of a notice under Section
     11.3 or Section 11.4.

     11.2. Notice of Problems. Each party will promptly give written notice to the other parties when any of them becomes aware of the occurrence or failure to occur, or the impending or threatened occurrence or failure to occur, of any fact or event that would cause or constitute, or would be likely to cause or constitute, (i) any of its representations or warranties contained herein being or becoming untrue or incorrect, (ii) its failure to perform any of its covenants or agreements contained herein or (iii) any condition to the obligation of the parties contained in Sections 6.1, 6.2 or 6.3 being or becoming impossible to satisfy. No such notice shall affect the representations, warranties, covenants, agreements or conditions of the parties hereunder, or prevent any party from relying on the representations and warranties contained herein.

     11.3. Delta and Buyer Termination Procedure. If, prior to Closing, Delta and the Buyer are entitled to terminate this Agreement pursuant to Section 11.1(b), then either Delta or the Buyer may deliver a notice to the Shareholders specifying the basis for such termination pursuant to Section 11.1(b). The Shareholders shall have the right to cure any matter referred to in the notice within thirty (30) days following the date of delivery of such notice. Upon the Shareholders' failure to cure, Delta and the Buyer may terminate this Agreement by giving a notice of termination to the Shareholders. If, however, Delta and the Buyer do not terminate this Agreement and Delta and the Buyer proceed to close the transactions contemplated by this Agreement despite such failure to cure, Delta and the Buyer shall be deemed to have waived any and all claims relating to the matter referred to in the notice and any rights and remedies with respect thereto, including indemnification pursuant to Article 10.

     11.4. Shareholders' Termination Procedure. If, prior to Closing, the Shareholders are entitled to terminate this Agreement pursuant to Section 11.1(c), then the Shareholders may deliver a notice to Delta and the Buyer specifying the basis for such termination pursuant to Section 11.1(c). Delta and the Buyer shall have the right to cure any matter referred to in the notice within thirty (30) days following the date of delivery of such notice. Upon Delta's and the Buyer's failure to cure, the Shareholders acting jointly, may terminate this Agreement by giving a notice of termination to Delta and Buyer. If, however, the Shareholders do not terminate this Agreement and proceed to close the transactions contemplated by this Agreement despite such failure to cure, the Shareholders shall be deemed to have waived any and all claims relating to the matter referred to in the notice and any rights and remedies with respect thereto, including indemnification pursuant to Article 10.

     11.5. Effect of Termination.

          (a) Except as otherwise provided in Sections 11.5(b) and 11.5(c), upon termination of this Agreement pursuant to this Article, no party shall have any liability or continuing obligation to another party arising out of this Agreement, or out of actions taken in connection with this Agreement, except that Sections 11.5, 13.4 and 13.11 shall survive termination of this Agreement.

          (b) Notwithstanding the provisions of Section 11.5(a), termination of this Agreement pursuant to this Article 11 shall not relieve any party from its liability for (i) the failure, prior to termination, of such party to perform or comply with its covenants or agreements to be performed prior to Closing if such failure to perform or comply is material or (ii) the representations or warranties made by such party being untrue or incorrect in any material respect when made; provided, however, that a party's liability under clause (ii) of this Section shall be limited to reimbursement of the other party's actual expenses, including reasonable attorneys' fees, incurred in connection with or related to this Agreement, the Related Agreements and the transactions contemplated hereby and thereby, subject to a maximum liability for such expenses of $150,000.

          (c) Notwithstanding the provisions of Section 11.5(a), in the event that Delta and the Buyer terminate this Agreement because Delta or the Buyer has discovered a Material Misstatement with respect to the Company Annual Financial Statements or the Company Interim Financial Statements (and Delta and the Buyer elect not to proceed under Section 11.5(b)), the Shareholders shall pay, or cause the Company to pay, to Delta, within thirty (30) days of receipt of notice of termination of this Agreement given by Delta and the Buyer, one-half of all out-of-pocket expenses, including reasonable accountants' fees and reasonable attorneys' fees, incurred by Delta or the Buyer with respect to its due diligence investigation of the Company; provided, however, that the payment to Delta required pursuant to this Section 11.5(c) shall not exceed One Hundred Twenty-Five Thousand Dollars ($125,000). The parties agree that the Delta's reduction in the carrying value of the Company's Inventory as a result of different reserve methodologies utilized by Delta by an amount not to exceed $5,000,000 and/or Delta's reduction in the carrying value of the Company's Accounts Receivable as a result of different reserve methodologies utilized by Delta by an amount not to exceed $500,000 shall not be deemed to constitute a Material Misstatement hereunder.

                                   ARTICLE 12

                                    GUARANTY

     12.1. Guaranty Obligations. Delta shall execute and deliver to the Shareholders at Closing a Guaranty in the form of Exhibit K attached hereto and made a part hereof (the "GUARANTY").

                                   ARTICLE 13

                                  MISCELLANEOUS

     13.1.  Entire  Agreement.  This  Agreement  (including  the  Schedules  and
Exhibits hereto) and the Related Agreements constitute the full and entire understanding and agreement between the parties and supersede any other negotiations, commitments, writings and agreements, written or oral, with regard to the subject matter hereof, including the Original Stock Purchase Agreement which is hereby terminated and of no further force and effect.

     13.2. Waiver and Amendment. This Agreement may not be released, waived, changed or modified in any manner, except by an instrument in writing signed on behalf of each of the parties hereto or by their duly authorized representatives. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way be construed to affect the validity of this Agreement or any part thereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

     13.3. Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

     13.4. Governing Law; Mediation; Jurisdiction. This Agreement and the Related Agreements shall be governed by, construed, interpreted and applied in accordance with the laws of the State of North Carolina, without giving effect to any conflict of laws rules that would refer the matter to the laws of another jurisdiction. Except for (i) matters relating to specific performance, injunctive relief, or other equitable remedies, (ii) indemnifiable third party claims pursuant to Article 10, (iii) the non-payment of any amounts due hereunder or under any Related Agreement or (iv) matters covered by Section 1.7 hereof, the parties hereto agree to submit any and all matters in dispute or controversy among them concerning the terms and conditions of this Agreement to non-binding mediation for a period of no more than thirty (30) days. After mediation, each party hereto hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Western District of North Carolina and, if such court does not have jurisdiction, of the courts of the State of North Carolina in Mecklenburg County, for the purposes of any action arising out of this Agreement or any of the Related Agreements, or the subject matter hereof or thereof, brought by any other party. Subject to the foregoing provisions of this Section 13.4, to the extent permitted by applicable law, each party hereby waives and agrees not to assert, by way of motion, as a defense or otherwise in any such action, any claim (i) that it is not subject to the jurisdiction of the above-named courts, (ii) that the action is brought in an inconvenient forum, (iii) that it is immune from any legal process with respect to itself or its property, (iv) that the venue of the suit, action or proceeding is improper or (v) that this Agreement or any Related Agreement, or the subject matter hereof or thereof, may not be enforced in or by such courts.

     13.5. Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the permitted assigns, successors, heirs, executors and administrators of the parties hereto. This Agreement may not be assigned or otherwise transferred (whether by merger, operation of law or otherwise) without the written consent of all other parties hereto (which consent shall not be unreasonably withheld), and any attempted assignment or transfer without such consent shall be null and void; provided, however, that without the consent of any other party hereto (i) Delta may merge or consolidate with, or dispose of all or substantially all of its assets to, another corporation so long as the surviving corporation assumes, by agreement or operation of law, all of Delta's obligations under this Agreement and each Related Agreement to which Delta is a party; (ii) after the Closing, the Buyer may consummate the Merger; provided, however, that from and after the Merger, the books and records of the Buyer shall be maintained such that EBITDA and Return Rate hereunder can be calculated as described in Section 1.5; and (iii) each of the Buyer and Delta may enter into a collateral assignment of its rights hereunder to the Senior Lender in form and substance reasonably satisfactory to the Buyer, Delta, and the Shareholders..

     13.6. Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by certified or registered mail, postage prepaid with return receipt requested, telecopy (with hardcopy delivered by overnight courier service), or delivered by hand, messenger or overnight courier service, and shall be deemed given when received at the addresses of the parties set forth below, or at such other address furnished in writing to the other parties hereto.

         If to the Company:             M. J. Soffe Co.
                                        One Soffe Drive
                                        Fayetteville, NC 28312


         with a copy to:                Poyner & Spruill LLP
                                        3600 Glenwood Avenue
                                        Raleigh, NC 27612
                                        Attention:  James M. O'Brien III
                                        Fax: (919) 783-1075

         If to the Shareholders:        James F. Soffe
                                        1414 Lakeview Drive
                                        Fayetteville, NC  28305

                                        John D. Soffe
                                        309 Sylvan Road
                                        Fayetteville, NC  28305

                                        Anthony M. Cimaglia
                                        600 Forest Lake Road
                                        Fayetteville, NC  28305

         with a copy to:                Poyner & Spruill LLP
                                        3600 Glenwood Avenue
                                        Raleigh, NC 27612
                                        Attention:  James M. O'Brien III
                                        Fax: (919) 783-1075

         If to Delta:                   Delta Apparel, Inc.
                                        2750 Premiere Parkway
                                        Suite 100
                                        Duluth, GA  30097
                                        Attention:  Robert W. Humphreys
                                        Fax:  (678) 775-9998

         with a copy to:                Wyche, Burgess, Freeman & Parham, P.A.
                                        44 East Camperdown Way
                                        Greenville, SC  29601
                                        Post Office Box 728
                                        Greenville, SC  29602-0728
                                        Attention:  Eric B. Amstutz, Esq.
                                        Fax:  (864) 235-8900

         If to the Buyer:               MJS Acquisition Company
                                        100 West Pine Street
                                        Maiden, NC 28650
                                        Attention: Robert W. Humphreys

         with a copy to:                Wyche, Burgess, Freeman & Parham, P.A.
                                        44 East Camperdown Way
                                        Greenville, SC  29601
                                        Post Office Box 728
                                        Greenville, SC  29602-0728
                                        Attention:  Eric B. Amstutz, Esq.
                                        Fax:  (864) 235-8900

     13.7. No Third Party Beneficiary, Etc. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or entity any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement other than as provided in Article 10.

     13.8. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement, and all of which, when taken together, shall be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for any purpose whatsoever.

     13.9. Definitions; Interpretation. Definitions for capitalized terms used herein are set forth or cross-referenced in Exhibit L hereto. As used in this Agreement, (i) the term "INCLUDES" and the word "INCLUDING" and words of similar import shall be deemed to be followed by the words "WITHOUT LIMITATION"; (ii) "CONTROL" (including its correlative meanings, "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership or other interests, by contract or otherwise; (iii) references to "KNOWLEDGE" in this Agreement, or words of similar import, shall mean (A) the actual knowledge of the persons named in Section 13.9 of the Sellers' Disclosure Schedule (where used herein with respect to the Sellers or any one of them), (B) shall mean the actual knowledge of the persons named in Section 13.9 of the Buyer's Disclosure Schedule (where used with respect to the Buyer), and (C) shall mean the actual knowledge of the persons named in Section 13.9 of Delta's Disclosure Schedule (where used with respect to Delta); (iv) definitions contained in this Agreement apply to singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms; (v) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (vi) the terms "HEREOF," "HEREIN," and "HEREWITH" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, subsection, paragraph, Schedule and Exhibit references are to the Articles, Sections, subsections, paragraphs, Schedules and Exhibits of or to this Agreement unless otherwise specified; (vii) the titles of the Articles, Sections, subsections, paragraphs and subparagraphs hereof are for convenience of reference only and are not to be considered in construing this Agreement; and
(viii) the word "OR" shall not be exclusive.

     13.10. Expenses. Except as otherwise expressly provided herein, each party hereto will bear its respective third-party expenses incurred in connection with the preparation, execution and performance of this Agreement, the Related
Agreements and the transactions contemplated herein or therein, including without limitation all fees and expenses of agents, representatives, counsel and accountants. Notwithstanding the foregoing or any representation, warranty or covenant contained in this Agreement, Delta and the Buyer acknowledge and agree that the Shareholders may pay their costs and expenses associated with the negotiation and closing of the transactions contemplated by this Agreement from Company funds (except for the fees of Kurt Salmon Associates Capital Advisors, Inc., which will be paid by the Shareholders from their own funds).

     13.11. Confidentiality.

          (a) Each of Delta, the Buyer, the Company and the Shareholders agrees to maintain in strict confidence any and all information each party learns or discovers about the other or its respective Affiliates during the course of the negotiation, execution and delivery of this Agreement and the Related Agreements; provided, however, that (i) each party may disclose such information to its directors, officers, employees, agents and/or advisors who need to know such information and agree to keep such information confidential, (ii) each party may comply with any order or decree of any court or Governmental Entity (of which the party shall give notice to the other parties promptly after receiving written notice thereof or written notice of the threat thereof) and (iii) this obligation of confidentiality shall not apply to any information that (A) is or has become generally available to the public through no fault of the subject party, (B) is obtained by the subject party on a non-confidential basis from a third party entitled to disclose such information or (C) the subject party is required by law, order or decree to disclose (of which the party shall give notice to the other parties promptly after receiving written notice thereof or written notice of the threat thereof). This Section 13.11 shall not apply to any information learned or discovered through any independent source not involving a breach of this Agreement or the Confidentiality Agreements.

          (b) Notwithstanding anything herein to the contrary, each party to this Agreement (and each employee, representative or other agent thereof) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure; provided, however, that (i) this sentence shall be interpreted as being no broader than is necessary to cause it to qualify for the presumption set forth in US Treasury Regulation Section 1.6011-4(b)(3)(iii) (or any successor provision); (ii) this sentence shall not permit disclosure by any Seller if neither Delta nor the Buyer makes or provides to such Seller a statement, oral or written, as to the potential tax consequences that may result from such transaction; and (iii) this sentence shall not permit disclosure by Delta or the Buyer unless any Seller makes or provides to Delta or the Buyer a statement, oral or written, as to the potential tax consequences that may result from such transaction. Notwithstanding the immediately preceding sentence, any information relating to the tax treatment or tax structure of the transactions contemplated by this Agreement shall remain subject to the confidentiality provisions hereof (and the immediately preceding sentence of this paragraph shall not apply) to the extent reasonably necessary to enable any of the parties hereto to comply with applicable securities laws.

          (c) The Confidentiality Agreements shall terminate at Closing.

     13.12. Shareholder Acknowledgement. Each of the Shareholders acknowledges and agrees that all actions and determinations made on behalf of the Company or the Buyer from and after the Closing Date with respect to this Agreement and each of the Related Agreements to which any of the Shareholders or any of their Affiliates is a party shall be made by the Board of Directors of the Company or the Buyer.

                      [THE NEXT PAGE IS THE SIGNATURE PAGE]

         This Agreement has been executed and delivered as of the date first written above.

                                  The Company:

                                  M. J. SOFFE CO.


                                  By:   /s/ James F. Soffe
                                     -------------------------------------
                                  Name:  James F. Soffe
                                        ----------------------------------
                                  Title: President
                                        ----------------------------------



                                  The Shareholders:

                                  /s/ James F. Soffe
                                  ----------------------------------------
                                  JAMES F. SOFFE

                                  /s/ John D. Soffe
                                  ----------------------------------------
                                  JOHN D. SOFFE

                                  /s/ Anthony M.Cimaglia
                                  ----------------------------------------
                                  ANTHONY M. CIMAGLIA


                                  The Buyer:

                                  MJS ACQUISITION COMPANY


                                  By:   /s/ Robert W. Humphreys
                                      ------------------------------------
                                  Name:   Robert W. Humpheys
                                  Title:  President and Chief Executive
                                          Officer

                                  Delta:

                                  DELTA APPAREL, INC.


                                  By:   /s/ Robert W. Humphreys
                                      ------------------------------------
                                  Name:  Robert W. Humphreys
                                  Title: President and Chief Executive
                                         Officer



                                       A-1
EXHIBIT A


                                              SHAREHOLDER INFORMATION


------------------------------- ---------------------------- ---------------------------- ----------------------------
                                                                                           PRO RATA INDEMNIFICATION
         SHAREHOLDER                    SHARES SOLD             OWNERSHIP PERCENTAGE                 BASIS
------------------------------- ---------------------------- ---------------------------- ----------------------------
James F. Soffe                              225                         37.5%                        37.5%
------------------------------- ---------------------------- ---------------------------- ----------------------------
John D. Soffe                               225                         37.5%                        37.5%
------------------------------- ---------------------------- ---------------------------- ----------------------------
Anthony M. Cimaglia                         150                         25.0%                        25.0%
------------------------------- ---------------------------- ---------------------------- ----------------------------


                                    EXHIBIT L


                                   DEFINITIONS

         "ACCOUNTS RECEIVABLE" has the meaning set forth in Section 3.4(a)(iv).

         "ACQUISITION" has the meaning set forth in Section 5.1(b).

         "ACTUAL EBITDA" has the meaning set forth in Section 1.5(d).

         "ACTUAL RETURN RATE" has the meaning set forth in Section 1.6(d).

         "ADDITIONAL CONSIDERATION" has the meaning set forth in Section 1.7(a).

         "AFFECTED  REPRESENTATION  AND  WARRANTY"  has the meaning set forth in
Section 8.2(c)(i).

         "AFFILIATE" means, with respect to any person or entity, any other person or entity who is directly or indirectly controlling, controlled by or under common control with such person or entity. For purposes of this definition, "control," when used with respect to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting securities, by contract or otherwise.

         "AGREEMENT" means this Amended and Restated Stock Purchase Agreement dated as of October 3, 2003, by and among James F. Soffe, John D. Soffe, Anthony M. Cimaglia, M. J. Soffe Co., MJS Acquisition Company, and Delta Apparel, Inc., as the same may be modified or amended from time to time.

         "ASSERTED LIABILITY" has the meaning set forth in Section 10.4(a).

         "AVERAGE WORKING CAPITAL" means, with respect to any fiscal year, the sum of (i) the average of inventory (net of reserves) of the Company on the last day of each of the thirteen (13) consecutive months ending with the last month of the Company's fiscal year; and (ii) the average of accounts receivable (net of reserves) of the Company on the last day of each of the thirteen (13) consecutive month ending with the last month of the Company's fiscal year. With respect to any other period, "Average Working Capital" means the sum of (i) the average of inventory (net of reserves) of the Company on the last day of each of the months during such period and on the last day of the month immediately preceding the first day of such period; and (ii) the average of accounts receivable (net of reserves) of the Company on the last day of each of the months during such period and on the last day of the month immediately preceding the first day of such period.

         "BENEFIT ARRANGEMENT" means any employment, severance, change in control or similar contract or arrangement (whether or not written) or any plan, policy, fund, program, award, practice or contract or arrangement (whether or not written) that provides for compensation, bonus, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, Section 125 plan, dependent care benefits, fringe benefits (including without limitation fringe benefits described under Section 132 of the Code), workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance or other benefits) for current or past employees, directors or other agents or independent contractors that, in the case of each of the foregoing, is not an Employee Plan. Notwithstanding the foregoing, the term "Benefit Arrangement" shall not include any of the Employment Agreements described in
Section 2.2(f).

         "BONUS YEAR 2004" means the twelve-month period of the Company beginning on September 28, 2003 and ending on October 2, 2004.

         "BONUS YEAR 2005" means the twelve-month period of the Company beginning on October 3, 2004 and ending on October 1, 2005.

         "BONUS YEAR 2006" means the twelve-month period of the Company beginning on October 2, 2005 and ending on September 30, 2006.

         "BUSINESS" has the meaning set forth in Recital A.

         "BUSINESS' BENEFITS" has the meaning set forth in Section 3.6(d)(i).

         "BUYER" means MJS Acquisition Company, a North Carolina corporation.

         "BUYER CONSENTS" has the meaning set forth in Section 5.2.

          "BUYER INDEMNITEES" has the meaning set forth in Section 10.2(a).

         "BUYER'S CLOSING CERTIFICATE" has the meaning set forth in Section 2.3(c).

         "BUYER'S DISCLOSURE SCHEDULE" has the meaning set forth in Article 5.

         "BUYER'S  GOOD  STANDING  CERTIFICATE"  has the  meaning  set  forth in
Section 2.3(f).

         "BUYER'S STOCK" has the meaning set forth in Section 1.4.

          "CASH CLOSING PAYMENT" has the meaning set forth in Section 1.3.

         "CHANGE IN CONTROL" means, with respect to the Company, (a) any person, entity or group (other than the Buyer, Delta, or any currently existing Affiliate of Delta) becomes, after the Closing Date, the direct beneficial owner of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; or (b) at any time after the Closing Date, individuals who immediately after the Closing constitute the Company's board of directors and any subsequent board-approved directors cease for any reason to constitute a majority of the Company's board (for this purpose, a "board-approved director" is any director elected or appointed after the Closing Date whose election or appointment was approved by a vote of at least two-thirds (2/3) of the directors then in office who either were directors immediately after the Closing or whose election or appointment was previously so approved); or (c) the Company consummates (i) a plan of complete liquidation of the Company, (ii) the sale or disposition of all or substantially all the Company's assets (other than to a currently existing Affiliate of Delta) or (iii) a merger, consolidation or reorganization of the Company with or involving any other entity (excluding, however, a merger, consolidation or reorganization involving only Delta and/or currently existing Affiliates of Delta (including the Buyer) or a wholly-owned direct or indirect Subsidiary of Delta), other than a merger, consolidation or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation or reorganization. The Merger shall not constitute a Change of Control hereunder.

         "CLAIMS" has the meaning set forth in Section 10.2(b).

         "CLOSING" has the meaning set forth in Section 2.1.

         "CLOSING DATE" has the meaning set forth in Section 2.1.

         "CLOSING DATE INDEBTEDNESS" has the meaning set forth in Exhibit B attached hereto.

         "CLOSING FINANCIAL INFORMATION" means information supplied by the Company to the Buyer and Delta regarding the Company's Accounts Receivable, accounts payable, Company's Inventory and current accrued liabilities (including accrued insurance expense, accrued commissions against Accounts Receivable, accrued property taxes, accrued interest, accrued co-op (advertising) and accrued bonuses) as of the close of business on the business day immediately preceding the Closing Date, and the Closing Financial Information will be based on the books, statements and records of the Company as of the close of business on the business day immediately preceding the Closing Date.

         "CODE" means the Internal Revenue Code of 1986, as amended (all citations to the Code, or to the treasury regulations promulgated thereunder, shall include any amendments or any substitute or successor provisions thereto).

         "COMPANY" means M. J. Soffe Co., a North Carolina corporation, and its successors and assigns.

         "COMPANY  ANNUAL  FINANCIAL  STATEMENTS"  has the  meaning set forth in
Section 3.2(a).

         "COMPANY FINANCIAL STATEMENTS" has the meaning set forth in Section 3.2(a).

         "COMPANY  INTERIM  FINANCIAL  STATEMENTS"  has the meaning set forth in
Section 3.2(a).

         "COMPANY PERSONNEL" has the meaning set forth in Section 3.6(d)(iii).

         "COMPANY'S ACCOUNTS" has the meaning set forth in Section 3.4(a)(iii).

         "COMPANY'S  GOOD  STANDING  CERTIFICATE"  has the  meaning set forth in
Section 2.2(d).

         "COMPANY'S INVENTORY" has the meaning set forth in Section 3.4(a)(ii).

         "COMPANY'S LEASED REAL PROPERTY" has the meaning set forth in Section 3.4(b)(i).

         "COMPANY'S OWNED REAL PROPERTY" has the meaning set forth in Section 3.4(b)(i).

         "COMPANY'S PERSONAL PROPERTY" has the meaning set forth in Section 3.4(a)(i).

         "COMPANY'S REAL ESTATE CONTRACTS" has the meaning set forth in Section 3.4(b)(ii).

         "COMPANY'S  REAL  PROPERTY"  has  the  meaning  set  forth  in  Section
3.4(b)(i).

         "CONFIDENTIALITY AGREEMENTS" mean that certain letter agreement regarding confidentiality signed by Delta on February 17, 2003 and that certain letter agreement regarding confidentiality signed by the Company on September 29, 2003.

          "CONTAMINANT" means any pollutant, hazardous substance, radioactive substance, toxic substance, hazardous waste, medical waste, radioactive waste, special waste, petroleum or petroleum-derived substance or waste, asbestos, PCBs, or any hazardous or toxic constituent thereof and includes, but is not limited to, any substance defined in or regulated under Environmental Law.

         "CONTRACT" means (i) any executed employment contract or any other executed agreement relating to compensation or severance payments to any officer, director, or employee of the Company; (ii) any instrument or agreement evidencing or relating to indebtedness for money loaned or borrowed by the Company or indebtedness guaranteed by the Company in any case in excess of $50,000; (iii) any contract or agreement containing covenants limiting the freedom of the Company to compete in any line of business or with any person; and (iv) any agreement, lease, license or other contract that (y) requires a remaining payment to or by the Company of more than $100,000 in any consecutive twelve-month period and (z) is not cancelable by the Company on ninety (90) days' notice or less without penalty or charge.

         "COUNTER NOTICE" has the meaning set forth in Section 10.2(c)(i).

         "DC LEASE" has the meaning set forth in Section 6.1(b).

         "DELTA" means Delta Apparel, Inc., a Georgia corporation.

         "DELTA CONSENTS" has the meaning set forth in Section 4.2.

         "DELTA  FINANCIAL  STATEMENTS"  has the  meaning  set forth in  Section
4.4(a).

         "DELTA'S CLOSING CERTIFICATE" has the meaning set forth in Section 2.4(a).

         "DELTA'S DISCLOSURE SCHEDULE" has the meaning set forth in Article 4.

         "DELTA'S  GOOD  STANDING  CERTIFICATE"  has the  meaning  set  forth in
Section 2.4(d).

         "DELTA'S  PERSONAL  PROPERTY"  has the  meaning  set  forth in  Section
4.6(a).

         "DELTA'S REAL PROPERTY" has the meaning set forth in Section 4.6(b)(i).

         "DEFENSE COSTS" has the meaning set forth in Section 10.4(b).

         "DELIVERING PARTY" has the meaning set forth in Section 8.2(c).

         "EARNOUT CALCULATION" has the meaning set forth in Section 1.7(a).

         "EARNOUT DISPUTE" has the meaning set forth in Section 1.7(b)(i).

         "EARNOUT   DISPUTE  NOTICE"  has  the  meaning  set  forth  in  Section
1.7(b)(i).

         "EARNOUT   DISPUTE  PERIOD"  has  the  meaning  set  forth  in  Section
1.7(b)(i).

         "EBITDA" means the earnings of the Company (including income received in the Ordinary Course of Business from sources other than sales of inventory) before interest expense and income Taxes, plus depreciation and amortization, determined in accordance with GAAP consistently applied and using methodologies that are consistent with those used on the Company's opening balance sheet (which opening balance sheet shall be prepared in accordance with the methodologies set forth on Schedule X attached hereto and made a part hereof).

         "EBITDA EARNOUT AMOUNTS" has the meaning set forth in Section 1.5.

         "EBITDA RATIO" has the meaning set forth in Section 1.5(d).

         "EHS PERMITS" has the meaning set forth in Section 3.6(g)(iii).

         "EMPLOYEE  PLAN"  means any  "employee  benefit  plan," as  defined  in
Section 3(3) of ERISA, regardless of whether such plan is subject to ERISA.

         "EMPLOYMENT AGREEMENTS" has the meaning set forth in Section 2.2(f).

         "ENVIRONMENTAL LAWS" means all laws, rules and regulations relating to environmental pollution or protection of the environment as in effect on or prior to the Closing Date, including: (i) the Solid Waste Disposal Act, 42 U.S.C. ss. 6901; (ii) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601; (iii) the Clean Air Act, 42 U.S.C. ss. 7401;
(iv) the Clean Water Act, 33 U.S.C. ss. 1251; (v) the Toxic Substances Control Act, 15 U.S.C. ss. 2601; and (vi) any analogous state or local laws.

         "ENVIRONMENTAL LIEN" means a lien in favor of any Governmental Entity for any (a) liability under any Environmental Law, or (b) damages arising from, or costs incurred by, such Governmental Entity in response to a Release or threatened Release of a Contaminant into the environment.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

         "ERISA RELATED ENTITY" means any entity whose employees, along with the Company's employees, are required under Section 414(b), (c), (m) or (o) of the Code to be treated as employed by a single employer.

         "EXCHANGE ACT" has the meaning set forth in Section 4.10.

         "EXCHANGE AGREEMENT" has the meaning set forth in Section 6.1(b).

         "GAAP" means those generally accepted accounting principles and practices which are used in the United States and recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof, except that any accounting principle or practice required to be changed by the Accounting Principles Board or Financial Accounting Standards Board (or other appropriate board or committee) in order to continue as a generally accepted accounting principle or practice may be so changed.

         "GOVERNMENTAL ENTITY" means any U.S. federal, state, county local or municipal government, court, administrative agency or commission or other governmental authority or agency having jurisdiction over a party hereto.

         "GUARANTY" has the meaning set forth in Section 12.1.

         "HIGHER EBITDA" has the meaning set forth in Section 1.5(d).

         "HIGHER RETURN RATE" has the meaning set forth in Section 1.6(d).

         "HSR ACT" has the meaning set forth in Section 6.1(a).

         "INDEBTEDNESS TARGET" has the meaning set forth in Exhibit B attached hereto.

         "INDEMNIFIED AGENT" has the meaning set forth in Section 9.4.

         "INDEMNIFIED PARTY" has the meaning set forth in Section 10.2(c)(i).

         "INDEMNIFYING PARTY" has the meaning set forth in Section 10.2(c)(i).

         "INTELLECTUAL PROPERTY" means (i) domestic and foreign patents, patent applications, and inventions (whether patentable or unpatentable); (ii) unregistered trademarks, trademark registrations and applications, unregistered service marks, service mark registrations and applications, trade names, trade dress, logos, corporate names (together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith), and assumed names; (iii) copyright registrations and applications, and copyrightable works; (iv) domain names; (v) trade secrets and confidential business information (including processes, designs, formulas, ideas, concepts, research and development, know-how, compositions, drawings, and specifications);
(vi) computer software; and (vii) all other proprietary rights.

         "INTERCREDITOR AGREEMENT" has the meaning set forth in Section 2.2(j).

         "LEGAL REQUIREMENTS" means all laws, ordinances, rules, regulations, orders, judgments, injunctions, awards or decrees of Governmental Entities.

         "LICENSES"  means  licenses,  permits,  registrations,   approvals  and
consents of a Governmental Entity.

         "LIEN" means any security interests, liens, financing statements, options, proxies, voting trusts, rights of first refusal, escrows, encumbrances, mortgages, pledges and other burdens, whether arising by contract or under law.

         "LOSSES" has the meaning set forth in Section 10.2(a).

         "MANAGEMENT FEE" has the meaning set forth in Section 1.5(g).

         "MATERIAL ADVERSE EFFECT" means, with respect to a party, a material adverse effect on or change of (i) the business, results of operations, assets and liabilities, financial condition or prospects of the party, taken as a whole, or (ii) such party's ability to consummate the transactions contemplated in this Agreement and in the Related Agreements.

         "MATERIAL MISSTATEMENT" means a discrepancy, error or misstatement in the Company Annual Financial Statements or the Company Interim Financial Statements in excess of $500,000 in the aggregate.

         "MAXIMUM INDEMNIFIED AMOUNT" has the meaning set forth in Section 10.3(b)(i).

         "MERGER" has the meaning set forth in Section 5.3.

         "MULTIEMPLOYER PLAN" has the meaning set forth in Section 3(37) of ERISA.

         "OLD SCHEDULE" has the meaning set forth in Section 8.2(a).

         "ORDINARY COURSE OF BUSINESS" means, with respect to an action taken by a party, only an action that (i) is consistent in nature, scope, and magnitude with the past practices of such party and is taken in the ordinary course of the normal, day-to-day operations of such party; and (ii) does not require authorization by the board of directors or shareholders of such party and does not require any other separate or special authorization of any nature.

         "ORIGINAL STOCK PURCHASE AGREEMENT" has the meaning set forth in Recital C.

         "OSHA" has the meaning set forth in Section 3.6(h).

         "OWNED INTELLECTUAL PROPERTY" has the meaning set forth in Section 3.4(c)(i).

         "PCBS" has the meaning set forth in Section 3.6(g)(x).

         "PERMITTED  LIENS"  means  (a)  Liens  for  non-delinquent   taxes  and
assessments not yet payable, (b) liens of lessors arising under statute, (c) Liens of carriers, warehousemen, mechanics and materialmen incurred in the Ordinary Course of Business for sums not yet due, (d) Liens incurred or deposits made in the Ordinary Course of Business in connection with workers'
compensation, unemployment insurance and other types of social security, (e) Liens that will be discharged or otherwise satisfied at or before Closing, and
(f) other Liens, claims and encumbrances or charges that do not materially detract from the value of, or impair the use or transfer of, an asset or property (and, with respect to the Company's Owned Real Property only, are of public record or would be disclosed by a survey of the Company's Owned Real Property).

         "POLICIES" has the meaning set forth in Section 3.6(b).

         "POST CLOSING PERIOD" has the meaning set forth in Section 9.5.

         "PROMISSORY NOTES" has the meaning set forth in Section 1.4.

         "PRORATED EBITDA AMOUNT" has the meaning set forth in Section 1.5(d).

         "PRORATED EBITDA EARNOUT" has the meaning set forth in Section 1.5(d).

         "PRORATED RETURN RATE AMOUNT" has the meaning set forth in Section 1.6(d).

         "PRORATED RETURN RATE EARNOUT" has the meaning set forth in Section 1.6(d).

         "PURCHASE PRICE" has the meaning set forth in Section 1.2.

         "RCRA" has the meaning set forth in Section 3.6(g)(vi).

         "RELATED  AGREEMENTS" means the Employment  Agreements,  the Promissory
Notes, the Security Documents, the Guaranty, the mutual releases, the Intercreditor Agreement, the DC Lease, the Exchange Agreement, and any other agreements or instruments executed in connection with the transactions contemplated by this Agreement.

         "RELEASE" means the release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migrating into the indoor or outdoor environment of any Contaminant through or in the air, soil, surface water, groundwater or Company's Real Property.

         "REMEDIAL ACTION" means action required to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment;
(ii) prevent the Release or threat of Release or minimize the further Release of Contaminants; or (iii) investigate and determine if a remedial response is needed, design such a response and effectuate post-remedial investigation, monitoring, operation, maintenance and care.

         "RETURN RATE" means, with respect to any period, the EBITDA of the Company for such period divided by the Average Working Capital of the Company for such period, expressed as a percentage.

         "RETURN RATE EARNOUT AMOUNTS" has the meaning set forth in Section 1.6.

         "RETURN RATE RATIO" has the meaning set forth in Section 1.6(d).

         "SEC" has the meaning set forth in Section 4.10.

         "SECURITIES FILINGS" has the meaning set forth in Section 4.10.

         "SECURITY DOCUMENTS" has the meaning set forth in Section 1.4.

         "SELLER CONSENTS" has the meaning set forth in Section 3.1(e).

         "SELLERS" means the Company and the Shareholders.

         "SELLERS' DISCLOSURE SCHEDULE" has the meaning set forth in Article 3.

         "SENIOR INDEBTEDNESS" means the indebtedness and availability of Delta, the Buyer or the Company as of the Closing Date (plus, with respect to the availability of the Buyer, an additional $2,500,000 that may become available under Buyer's credit facility at the option of the Buyer) with respect to borrowed money under credit facilities with banks or other financial institutions that bear either a fixed or variable rate of interest and are secured by a first lien on the assets of Delta (the term loan portion of which shall not exceed $10,000,000 in the aggregate), the Buyer or the Company, and renewals, extensions, refinancings and replacements thereof (the term loan portion of which, with respect to Delta, shall not exceed $10,000,000 in the aggregate).

         "SENIOR LENDER" means the lender or lenders providing the Senior Indebtedness.

         "SHAREHOLDER INDEMNITEES" has the meaning set forth in Section 10.2(b).

         "SHAREHOLDERS" means James F. Soffe, John D. Soffe and Anthony M. Cimaglia; "Shareholder" means each of them individually.

         "SHAREHOLDERS'  CLOSING  CERTIFICATE"  has the  meaning  set  forth  in
Section 2.2(b).

         "SIGNIFICANT CUSTOMER" means any of the ten largest customers of a party measured in terms of dollar sales volume for the two-year period ended June 1, 2003.

         "SIGNIFICANT SUPPLIER" means any of the ten largest suppliers of a party (measured by dollar value of goods purchased) for the two-year period ended June 1, 2003.

         "STOCK" has the meaning set forth in Recital B.

         "SUBSIDIARY" means, with respect to a party, any corporation, limited liability company, partnership, association, joint venture or other business entity owned or controlled, directly or indirectly, by such party, or with respect to which such party has voting rights.

         "SUBSIDIARY FINANCIAL STATEMENTS" has the meaning set forth in Section 3.2(b).

         "SUPPLEMENTAL SCHEDULES" has the meaning set forth in Section 8.2(a).

         "SURRENDER  DOCUMENTS"  shall  have the  meaning  set forth in  Section
6.1(c).

         "TAKEOVER PROPOSAL" has the meaning set forth in Section 8.7.

         "TAX" means any federal, state, local, foreign or other governmental net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, use, withholding, payroll, social security, employment, unemployment, excise, occupation, property, customs, duties or other tax, together with any interest and any penalties with respect thereto.

         "TAXES" means more than one Tax.

         "TAX RETURNS" means all returns, declarations, reports, statements and other documents required to be filed in respect of Taxes.

         "THRESHOLD EBITDA" has the meaning set forth in Section 1.5(d).

         "THRESHOLD EBITDA EARNOUT" has the meaning set forth in Section 1.5(d).

         "THRESHOLD RETURN RATE" has the meaning set forth in Section 1.6(d).

         "THRESHOLD RETURN RATE EARNOUT" has the meaning set forth in Section 1.6(d).

         "TRUSTEE" shall have the meaning set forth in Section 6.1(c).

         "TRUSTS" shall have the meaning set forth in Section 6.1(c).

         "WARN" has the meaning set forth in Section 9.6.